Exhibit 2.1
                                                                     ===========




                            SHARE PURCHASE AGREEMENT

                                  by and among

                       STANDARD MICROSYSTEMS CORPORATION,

                                    SMSC GMBH

                                       and

                               THE SHAREHOLDERS OF

                         OASIS SILICONSYSTEMS HOLDING AG




                           dated as of March 30, 2005

                                TABLE OF CONTENTS


PREAMBLE ..........................................................  8

ARTICLE I  DEFINITIONS, INTERPRETATION ............................  9

1.1  Definitions ..................................................  9

1.2  Interpretation ............................................... 14

1.3  Headings ..................................................... 15

1.4  Exhibits ..................................................... 15

1.5  Monetary Amounts ............................................. 15

1.6  Payment Modalities ........................................... 15

1.7  Default Interest ............................................. 15

1.8  Calculation of Interest ...................................... 15

ARTICLE II SALE AND PURCHASE; LOCK-UP;  TERMINATION OF OASIS
STOCK  OPTIONS;  GRANT OF SMSC  RESTRICTED  STOCK AWARDS AND
CASH BONUS AWARDS ................................................. 16

2.1  Sale and Purchase ............................................ 16

2.2  Purchase Price ............................................... 16

2.3  Lock-up ...................................................... 16

2.4  Share Certificates ........................................... 17

2.5  Taxes ........................................................ 17

2.6 Termination of OASIS Stock Options;  Grant of Restricted
    Stock Awards by SMSC .......................................... 17

2.7  Issue of SMSC Stock Options to Certain Shareholders .......... 18

ARTICLE III  INITIAL CONSIDERATION ................................ 18

3.1  Initial Consideration ........................................ 18

3.2  Escrow ....................................................... 19

ARTICLE IV CONTINGENT CONSIDERATION ............................... 20

4.1  Contingent Consideration ..................................... 20

4.2  Allocation of Contingent Consideration ....................... 21

4.3  Earn-Out Calculation ......................................... 21

4.4  Payment Date ................................................. 23

ARTICLE V  CLOSING ................................................ 23

5.1  Date and Place of Closing .................................... 23

5.2  Closing Actions .............................................. 23

5.3  Termination .................................................. 27

ARTICLE VI  REPRESENTATIONS AND WARRANTIES
OF THE SHAREHOLDERS ............................................... 27

6.1  Legal Organization of Certain Shareholders
     and the Group ................................................ 28

6.2  Ownership of Shares .......................................... 30

6.3  Authorizations of the Shareholders ........................... 31

6.4  Effects of Transactions Contemplated under this Agreement .... 31

6.5  Accounting and Financial Documents, Liabilities .............. 32

6.6  Management of the Companies since December 31, 2003 .......... 33

6.7  Real Estate .................................................. 34

6.8  Movable Property and Fixed Assets ............................ 34

6.9  Intellectual Property ........................................ 35

6.10  Loans ....................................................... 39

6.11  Inventory ................................................... 39

6.12  Off-Balance Sheet Undertakings .............................. 39

6.13  Contracts ................................................... 40

6.14  Insurance ................................................... 42

6.15  Relations with the Shareholders ............................. 42

6.16  Commercial Relations ........................................ 42

6.17  Non-US Labor Matters ........................................ 42

6.18  US Labor Matters ............................................ 45

6.19  Permits, Compliance with Laws ...............................  48

6.20  Tax, Social Security, Customs ............................... 48

6.21  Litigation .................................................. 50

6.22  No Insolvency ............................................... 50

6.23  Bank Accounts and Signature Powers .......................... 50

6.24  Intermediaries .............................................. 51

6.25  Private Placement of Consideration Shares ................... 51

ARTICLE VII  REPRESENTATIONS AND WARRANTIES OF SMSC ............... 51

7.1  Legal Organization of SMSC ................................... 51

7.2  Authorizations of SMSC ....................................... 51

7.3  Available Funds .............................................. 52

7.4  Consideration Shares ......................................... 52

7.5  SEC Reports .................................................. 52

7.6  Financial Statements ......................................... 52

7.7  No Material Adverse Change ................................... 53

ARTICLE VIII INDEMNIFICATION ...................................... 53

8.1  Notification of Potential Claims ............................. 53

8.2  Cure Period .................................................. 53

8.3  Indemnification by the Shareholders .......................... 53

8.4  Third Party Claims ........................................... 54

8.5  Survival of Representations and Warranties
     of the Shareholders .......................................... 54

8.6  Limitations on Shareholders' Liability ....................... 55

8.7  No Joint Liability; Rights of Shareholders ................... 58

8.8  Infineon Indemnity ........................................... 58

8.9  Tax Indemnity ................................................ 59

8.10 IP Indemnity ................................................. 61

8.11 Sardis Indemnity ............................................. 61

8.12 Indemnification by SMSC ...................................... 62

8.13 Exclusion of Further Remedies ................................ 62

8.14 Willful Default .............................................. 63

ARTICLE IX  COVENANTS ............................................. 63

9.1  Cooperation .................................................. 63

9.2  Undertaking not to Compete or Hire Staff;
     Non-Solicitation of Customers ................................ 63

9.3  Publicity; Disclosure; Confidentiality ....................... 64

9.4  Obligations of the Shareholders concerning IP Rights ......... 65

9.5  Employee Matters ............................................. 65

ARTICLE X  GENERAL PROVISIONS ..................................... 66

10.1 Investigations ............................................... 66

10.2 Substitution and Assignment .................................. 66

10.3 Severability ................................................. 66

10.4 Notices and Communications ................................... 66

10.5 Costs and Expenses ........................................... 68

10.6 Governing Law ................................................ 68

10.7 Management Shareholders' Representative ...................... 69

10.8 Entire Agreement; Amendments and Waivers ..................... 69

10.9 Set-off; Retention ........................................... 70

10.10 No Benefit to Third Parties; ................................ 70

10.11 Limited Claims of SMSC Germany .............................. 70

10.12 Joint and Several Liability of SMSC ......................... 70

ARTICLE XI ........................................................ 73

11.1 Arbitration Agreement ........................................ 73

                                LIST OF EXHIBITS

Exhibit A ............ Ownership of OASIS Shares
Exhibit B ............ Ownership of OASIS Stock Options
Exhibit C ............ OASIS Group of Companies
Exhibit D ............ Escrow Agreement
Exhibit 2.6(a)(i) .... Termination Agreement I
Exhibit 2.6(a)(ii) ... Termination Agreement II
Exhibit 2.6(b)(i) .... Terms and Conditions of the Restricted Stock Awards
Exhibit 2.6(b)(ii) ... Sample Cash Bonus Agreement
Exhibit 2.7(b) ....... Terms and Conditions of the SMSC Stock Options
Exhibit 4.1 .......... Earn-Out Targets
Exhibit 4.3(b) ....... Business Plan of OASIS Group
Exhibit 5.2(a)(ii) ... Key Members of Management and Key Employees
Exhibit 5.2(f) ....... Deed of Transfer
Exhibit 5.2(g) ....... Designated Bank Accounts of Shareholders
Exhibit 6.1(e) ....... Shareholding or Interest in Other Legal Entity
Exhibit 6.1(h) ....... Corporate Matters Not Yet Registered or Recorded
Exhibit 6.1(i)(A) .... Articles of Association, Bylaws or Partnership Agreements
                       of the Companies
Exhibit 6.2(a)(i) .... Oasis Shares Held by Third Parties
Exhibit 6.2(a)(ii) ... Companies with Share Certificates
Exhibit 6.2(b)(i) .... Shares Owned by Third Parties
Exhibit 6.2(b)(ii) ... Restrictions on Transfer
Exhibit 6.2(b)(iii) .. Third Party Rights in the Companies or the Shares
Exhibit 6.2(b)(iv) ... Stock Appreciation Rights, Phantom Stock or Profit
                       Participation Rights
Exhibit 6.3(a) ....... Approval by Members of OSS LLC
Exhibit 6.4 .......... Effects of Transactions
Exhibit 6.4(iii) ..... Agreements with Change-of-Control Clause
Exhibit 6.5(a) ....... Financial Statements and Management Accounts
Exhibit 6.5(c) ....... List of Liabilities of Companies
Exhibit 6.5(d) ....... Changes of Accounting Principles or Practices
Exhibit 6.6(a) ....... Transactions Outside of the Ordinary and Usual Course of
                       Business
Exhibit 6.6(b) ....... Material Adverse Changes
Exhibit 6.6(d) ....... Certain Payment Obligations; Guarantees; Contributions
Exhibit 6.6(e) ....... Agreements or Transactions with Shareholders or
                       Affiliates
Exhibit 6.6(g) ....... Certain Undertakings
Exhibit 6.7(b)(i) .... List of all Lease Agreements concerning Real Estate
Exhibit 6.7(b)(ii) ... Inappropriateness of Real Property
Exhibit 6.7(b)(iii) .. Copies of Lease Agreements
Exhibit 6.8 .......... Lease Agreements concerning Moveable Property
Exhibit 6.9(a) ....... List of Owned Intellectual Property
Exhibit 6.9(c) ....... List of Licensed Intellectual Property
Exhibit 6.9(f) ....... Outstanding Registration and Renewal Fees
Exhibit 6.9(g) ....... Persons Contributing to Owned Intellectual Property
Exhibit 6.9(h) ....... Compensation Obligations under German Employee Invention
                       Act
Exhibit 6.9(i) ....... Infringements of Intellectual Property of Third Parties
Exhibit 6.10 ......... List of Loans Granted by the Companies
Exhibit 6.12(i) ...... Contingent Finance Liabilities
Exhibit 6.12(ii) ..... Guarantees or Security Interests
Exhibit 6.12(iii) .... Hedging Activities
Exhibit 6.13(b) ...... List of Certain Contracts of the Companies
Exhibit 6.13(c) ...... List of Certain Customer Contracts of the Companies
Exhibit 6.13(d) ...... List of Certain Licensing, Supply, Manufacturing and
                       Distribution Contracts of the Companies
Exhibit 6.14 ......... List of Insurance Policies
Exhibit 6.15 ......... List of Relations with Shareholders
Exhibit 6.16(a)(i) ... Customer and Supplier Agreements Concluded with a Waiver of General Terms and Conditions
Exhibit 6.16(a)(ii) .. General Terms and Conditions of Sale
Exhibit 6.17(b) ...... Copies of Standard Employment Agreements
Exhibit 6.17(d) ...... List of Employee Benefit Plans
Exhibit 6.17(e) ...... List of Agreements or Understandings between Non-US
                       Companies and Employees
Exhibit 6.18(b) ...... Comprehensive List of INC's Company Plans
Exhibit 6.18(l) ...... US Proprietary Information Agreement
Exhibit 6.19(a) ...... Public Law Approvals
Exhibit 6.19(b) ...... Non-Compliances with Law
Exhibit 6.20(b) ...... List of Certain Persons
Exhibit 6.20(c) ...... List of Tax Inspections or Inquiries
Exhibit 6.20(h) ...... Fair Market Value of INC Shares
Exhibit 6.21(a) ...... Litigation
Exhibit 6.23(a) ...... List of Bank Accounts and Authorized Persons
Exhibit 6.23(b) ...... List of Signature Powers
Exhibit 6.24 ......... List of Agreements with Intermediaries and Advisors

               This SHARE PURCHASE AGREEMENT ("Agreement") is entered into by

               Standard Microsystems Corporation,
               having its business address at 80 Arkay Drive, Hauppauge, New York 11788, U.S.A.

               ("SMSC"),
               and
               SMSC GmbH,
               registered with the commercial register at the local court in Munich under HRB 70731 and having its business address at Munchner Str. 7, 83607 Holzkirchen, Germany

               ("SMSC Germany"),

               on the one hand,

               and

               Mr. (Herr) Herbert Hetzel, born October 4, 1958 and residing at Pfarrwingert 18, 76889 Schweigen-Rechtenbach, Germany;

               Mr. Patrick Heck, born April 7, 1966 and residing at Hauptstrasse 42 A, 76448 Durmersheim, Germany;

               Mr. Rainer Klos, born May 9, 1961 and residing at Frankenstrasse 8, 76275 Ettlingen, Germany;

               Mr. Matthias Winkelmann, born October 20, 1958 and residing at Neue Strasse 50, 76297 Stutensee-Blankenloch, Germany;

               Mr. Jorg Buhrer, born July 31, 1970 and residing at Romerweg 3, 76287 Rheinstetten, Germany;

               OSS Holdings LLC, having its business address at 1120 South Capital of Texas Highway, Building 2, Suite 100, Austin, Texas 78746, U.S.A.

               ("OSS LLC");
                 -------

               Yazaki  Corporation,  registered  with the  Tokyo  Legal  Affairs
               Bureau  and  having  its  business   address  at  1-4-28,   Mita,
               Minato-ku, Tokyo 108-8333, Japan

               ("Yazaki");

               Mr. Dietrich Erdmann, born August 3, 1938 and residing at Renggstrasse 36, 6052 Hergiswil, Switzerland; and

               Deutsche Effecten- und Wechsel-Beteiligungsgesellschaft AG, registered with the commercial register at the local court in Gera under HRB 8401 and having its business address at Carl-Zeiss-Platz 16, 07743 Jena, Germany,

               ("DEWB")

               (each a  "Shareholder"  and  collectively,  the  "Shareholders"),
                         -----------                             ------------

               on the other hand.

               SMSC, SMSC Germany and the Shareholders are collectively referred to as "Parties" and each a "Party".

                                    PREAMBLE
                                    --------

               WHEREAS, OASIS SiliconSystems Holding AG ("OASIS") is a German stock corporation (Aktiengesellschaft), having its registered seat in Karlsruhe, Germany, which is registered with the commercial register at the local court in Karlsruhe under HRB 9503. OASIS has a share capital (Grundkapital) of Euro
("EUR") 10,000,000, which is divided into 10,000,000 no-par value ordinary bearer shares (the "OASIS Shares").

               WHEREAS, Mr. Herbert Hetzel is the owner of 1,759,876 OASIS Shares, Mr. Patrick Heck is the owner of 507,656 OASIS Shares, Mr. Rainer Klos is the owner of 507,656 OASIS Shares, Mr. Matthias Winkelmann is the owner of 507,656 OASIS Shares, Mr. Jorg Buhrer is the owner of 101,531 OASIS Shares, OSS LLC is the owner of 3,384,375 OASIS Shares, Yazaki is the owner of 356,250 OASIS Shares, Mr. Dietrich Erdmann is the owner of 1,125,000 OASIS Shares and DEWB is the owner of 1,750,000 OASIS Shares. The exact ownership structure of OASIS is shown in Exhibit A.

               WHEREAS, 530,726 stock options granting the right to acquire newly issued no-par value ordinary bearer shares of OASIS (the "OASIS Stock Options") have been outstanding and held by employees, members of the management board and directors of the OASIS Group (as defined below) (the "OASIS Optionholders"). The exact ownership structure, issue date, number of shares per option, exercise price and expiration date of the OASIS Stock Options are shown in Exhibit B.

               WHEREAS, OASIS is the parent company of a group of companies engaged in the conception, development, engineering, sale, marketing and distribution of hardware and software products, in particular, of integrated circuits in the sectors multimedia and network applications, and, directly or indirectly, owns the interests in the legal entities as set out in the corporate group chart attached hereto as Exhibit C. OASIS and the legal entities set out in Exhibit C are collectively referred to herein as the "Companies" or the "OASIS Group", and each of them individually as a "Company".

               WHEREAS, SMSC is a stock corporation under the laws of Delaware with its business address in 80 Arkay Drive, Hauppauge, New York 11788, U.S.A.

               WHEREAS, SMSC Germany is a wholly-owned subsidiary of SMSC.

               WHEREAS, SMSC Germany wishes to purchase 100% of the OASIS Shares from the Shareholders, and the Shareholders wish to sell 100% of the OASIS Shares to SMSC Germany.

               WHEREAS, SMSC wishes to assume joint and several liability (gesamtschuldernische Haftung) for all obligations of SMSC Germany under this Agreement.

               WHEREAS, Mr. Herbert Hetzel, Mr. Patrick Heck, Mr. Rainer Klos, Mr. Matthias Winkelmann, Mr. Jorg Buhrer, OSS LLC, Yazaki, Mr. Dietrich Erdmann and DEWB entered into a Shareholders' Agreement dated December 14, 2000 (the "Shareholders' Agreement"). -----------------------

               NOW, THEREFORE, the Parties agree as follows:

                                    ARTICLE I
                                    ---------
                           DEFINITIONS, INTERPRETATION
                           ---------------------------

               SECTION  1.1  Definitions.

               The following terms shall have the following meanings when used in this Agreement:

               "AB" shall have the meaning specified in Section 6.1(d)(iv).

               "Affiliate"  shall  mean  "verbundenes  Unternehmen"  within  the
          meaning  of  Section  15  of  the   German   Stock   Corporation   Act
          (Aktiengesetz).

               "Agreement" shall have the meaning specified in the introductory paragraph hereof.

               "Business Day" shall mean any day on which banks are open for business in New York, New York, U.S.A., and Frankfurt am Main, Germany.

               "Business  Information"  shall  have  the  meaning  specified  in
          Section 9.3(b).

               "Cash Bonus Awards" shall have the meaning specified in Section 2.6(a).

               "Cash Consideration" shall have the meaning specified in Section 2.2.

               "Closing" shall have the meaning specified in Section 5.1.

               "Code" shall have the meaning specified in Section 6.18(c).

               "Company" and "Companies" shall have the meanings specified in the Preamble of this Agreement.

               "Company IP" shall mean all Intellectual Property that is used or held for use in connection with the business of the Companies.

               "Company Plans" shall have the meaning specified in Section 6.18(b).

               "Consideration  Shares"  shall  have  the  meaning  specified  in
          Section 2.2.

               "Contingent Consideration" shall have the meaning specified in the Section 2.2.

               "Contract Value" shall have the meaning specified in Section 6.13(b)(i).

               "Copyrights" shall have the meaning specified in the definition of "Intellectual Property".

               "Deed of Transfer" shall have the meaning specified in Section 5.2(f).

               "DEM" shall have the meaning specified in Section 6.1(d)(i).

               "DEWB" shall have the meaning specified in the introductory paragraph of this Agreement.

               "Earn-Out Accounts" shall have the meaning specified in Section 4.3(a)(i).

               "Earn-Out  Calculation"  shall  have  the  meaning  specified  in
          Section 4.3(a)(ii).

               "Earn-Out Date" shall have the meaning specified in Section 4.3(a)(i).

               "Earn-Out  Gross  Margin"  shall have the  meaning  specified  in
          Exhibit 4.1.

               "Earn-Out Period" shall have the meaning specified in Section 4.3(a)(i).

               "Earn-Out Revenues" shall have the meaning specified in Exhibit 4.1.

               "Earn-Out  Shareholders"  shall  have the  meaning  specified  in
          Section 4.1.

               "Earn-Out  Targets"  shall have the meaning  specified in Section
          4.1.

               "Employee  Data  Package"  shall have the  meaning  specified  in
          Section 6.17(a).

               "ERISA" shall have the meaning specified in Section 6.18(b)(iii).

               "ERISA Affiliate" shall have the meaning specified in Section 6.18(d).

               "Escrow Accounts" shall have the meaning specified in Section 3.2(a)(ii).

               "Escrow  Agent"  shall  have the  meaning  specified  in  Section
          3.2(a).

               "Escrow Agreement" shall have the meaning specified in Section 3.2(b).

               "Escrow Cash" shall have the meaning specified in Section 3.2(a)(i).

               "Escrow Deposits" shall have the meaning specified in Section 3.2(a)(ii).

               "Escrow Shares" shall have the meaning specified in Section 3.2(a)(ii).

               "EUR" shall have the meaning specified in the Preamble to this Agreement.

               "Financial  Statements"  shall  have  the  meaning  specified  in
          Section 6.5(a).

               "German GAAP" shall have the meaning specified in Section 4.3(b).

               "INC" shall have the meaning specified in Section 6.1(d)(i).

               "Initial  Consideration"  shall  have the  meaning  specified  in
          Section 2.2.

               "Intellectual Property" shall mean all intellectual property rights and industrial property rights in any jurisdiction, if and to the extent legally protected as intellectual property or industrial property under applicable laws in such jurisdiction (excluding, however, any know how or trade secrets), whether owned or held for use under license, whether registered or unregistered, including such rights in and to: (i) trademarks, trade dress, service marks, certification marks, logos, trade names and corporate names
(collectively, "Trademarks"); (ii) patents and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, as well as utility models, certificates of invention and certificates of registration (collectively, "Patents"); (iii) copyrights in and to writings and other works of authorship ("Copyrights"); (iv) software (including source code, object code, application programming interfaces, databases and other software-related specifications and documentation) (collectively, "Software");
(v) domain names; (vi) mask works; (vii) topographies of micro electronic semiconductor products; and (viii) Urheberpersonlichkeitsrechte and comparable rights in non-German jurisdictions (such as droit moral); in each case, including any registrations of, applications to register, and renewals and extensions of any of the foregoing with or by any governmental authority in any jurisdiction.

               "KK" shall have the meaning specified in Section 6.1(d)(v).

               "Liabilities" shall have the meaning specified in Section 6.5(c).

               "License  Fees"  shall  have the  meaning  specified  in  Section
          6.9(b).

               "Lien" or "Liens" shall have the meaning specified in Section 2.1(a).

               "Licensed Intellectual Property" shall mean all Company IP other than the Owned Intellectual Property.

               "Lock-up" shall have the meaning specified in Section 2.3.

               "Lock-up Period" shall have the meaning specified in Section 2.3.

               "Losses" shall have the meaning specified in Section 8.3(a).

               "Management Accounts" shall have the meaning specified in Section 6.5(a).

               "Management Shareholders' Representative" shall have the meaning specified in Section 10.7(a).

               "Margin-Based Contingent Consideration" shall have the meaning specified in Exhibit 4.1.

               "Material Adverse Change" shall mean a material (wesentlich) adverse change in the condition (financial or otherwise), business, properties, assets or results of operations of the relevant group of companies taken as a whole, which is not a result of changes in circumstances affecting the semiconductor industry as a whole.

               "Non-US Companies" shall have the meaning specified in Section 6.17(a).

               "OASIS" shall have the meaning specified in the Preamble to this Agreement.

               "OASIS Group" shall have the meaning specified in the Preamble to this Agreement.

               "OASIS Optionholders" shall have the meaning specified in the Preamble to this Agreement.

               "OASIS Shares" shall have the meaning specified in the Preamble to this Agreement.

               "OASIS Stock Options" shall have the meaning specified in the Preamble to this Agreement.

               "OSS" shall have the meaning specified in Section 6.1(d)(i).

               "OSS LLC" shall have the meaning specified in the introductory paragraph of this Agreement.

               "Owned Intellectual Property" shall mean that portion of the Company IP that is owned by any of the Companies; provided that Urheberpersonlichkeitsrechte and comparable rights in non-German jurisdictions (such as droit moral) of members of the Staff of any of the Companies that cannot be assigned to any of the Companies under applicable law shall be expressly excluded from this definition. For the purpose of this definition, Intellectual Property shall be considered "owned" by any of the Companies if such Company holds either (i) full and exclusive title or (ii) with respect to Copyrights which are non-assignable under the applicable law only, the exclusive, world-wide, perpetual and unrestricted right to use and exploit such Copyrights. The term "Owned Intellectual Property" shall also include Intellectual Property that is co-owned by any of the Companies, provided that in this context, "co-ownership" means that the respective Company holds title in Intellectual Property not alone, but jointly with one or more third parties; for the avoidance of doubt, except as specified in clause (ii) above, an individual or entity which only holds a license or other right to use the respective Intellectual Property is not considered a "co-owner".

               "Parties" and "Party" shall have the meanings specified in the introductory paragraph of this Agreement.

               "Patents" shall have the meaning specified in the definition of "Intellectual Property".

               "PBGC" shall have the meaning specified in Section 6.18(d).

               "Relevant  Shareholders"  shall  have the  meaning  specified  in
          Section 8.4.

               "Representing Shareholder" and "Representing Shareholders" shall have the meanings specified in the third introductory paragraph of
          Article VI.

               "Restricted  Stock  Awards"  shall have the meaning  specified in
          Section 2.6(a).

               "Revenue-Based Contingent Consideration" shall have the meaning specified in Exhibit 4.1.

               "Sardis" shall have the meaning specified in Section 5.2(a)(iv)

               "SEC" shall have the meaning specified in Section 7.5.

               "Securities  Act" shall  have the  meaning  specified  in Section
          6.25.

               "Share Consideration" shall have the meaning specified in Section 2.2.

               "Shareholder"   and   "Shareholders"   shall  have  the  meanings
          specified in the introductory paragraph of this Agreement.

               "Shareholders' Agreement" shall have the meaning specified in the Preamble to this Agreement.

               "Shares" shall have the meaning specified in Section 6.2(a).

               "SISYS" shall have the meaning specified in Section 6.1(d)(iii).

               "SMSC" shall have the meaning specified in the introductory paragraph of this Agreement.

               "SMSC   Germany"   shall  have  the  meaning   specified  in  the
          introductory paragraph of this Agreement.

               "SMSC Reports" shall have the meaning specified in Section 7.5.

               "SMSC Shares" shall have the meaning specified in Section 2.2.

               "SMSC Stock Options" shall have the meaning specified in Section 2.7(a).

               "Software" shall have the meaning specified in the definition of "Intellectual Property".

               "Staff" shall have the meaning specified in Section 6.17(a).

               "Subsidiary" or "Subsidiaries" shall have the meaning specified in Section 6.1(d).

               "Taxes" or "Tax" shall have the meaning specified in Section 6.20(a).

               "Termination  Agreement  I" shall have the meaning  specified  in
          Section 2.6(a).

               "Termination  Agreement  II" shall have the meaning  specified in
          Section 2.6(a).

               "Third Party Claim" shall have the meaning specified in Section 8.4.

               "Total  Purchase  Price"  shall  have the  meaning  specified  in
          Section 2.2.

              "Trademarks" shall have the meaning specified in the definition of "Intellectual Property".

               "Trade Secrets" shall mean all know-how, business, technical and customer information, information on members of Staff of any of the Companies and information on work organisation, logistics and methods that is used or held for use in the business, if and to the extent it is not publicly known and protected in the respective jurisdiction either (i) in the U.S. under federal or state statutory or common law,
          (ii) in Germany under Section 17 of the German Act against Unfair Competition (Gesetz gegen den unlauteren Wettbewerb) or other statutory law, or (iii) in other jurisdictions under statutory or common law.

               "Trading Day" shall mean any day on which shares are traded on the NASDAQ National Market.

               "USD" shall have the meaning specified in Section 2.2.

               "Yazaki" shall have the meaning specified in the introductory paragraph of this Agreement.

               SECTION 1.2 Interpretation.

               In this Agreement (including the Preamble and the Exhibits), unless the context otherwise requires,

               (a) references to any German legal concept shall, in respect of any jurisdiction other than the Federal Republic of Germany, be deemed to refer to the equivalent concept in such jurisdiction or, where there is no equivalent concept, to that which most closely approximates to the German legal concept in such jurisdiction;

               (b) where a term or phrase in German has been added in parentheses after an English term or phrase, the German term or phrase shall be decisive for the purposes of interpretation of the English term or phrase whenever such term or phrase is used in this Agreement; and

               (c) where all or part of any Exhibit has been attached in the German language together with an English convenience translation, only the German-language version shall be decisive for the purposes of this Agreement.

               SECTION 1.3  Headings.

               The headings in this Agreement shall be disregarded for the purposes of interpreting this Agreement.

               SECTION 1.4 Exhibits.

               The Exhibits to this Agreement shall form an integral part of this Agreement.

               SECTION 1.5 Monetary Amounts.

               For the purposes of determining whether a monetary limit or threshold contained in Articles VI and/or VIII and expressed in EUR has been reached or exceeded, any relevant amount expressed in a currency other than EUR shall be translated into EUR at the European Central Bank fixing rates published shortly after 2.15 p.m. (German time) on the date hereof.

               SECTION 1.6 Payment Modalities.

               All amounts owed under or in connection with this Agreement shall be paid free of costs and charges in immediately available funds by wire transfer with value on the relevant due date (mit Wertstellung zum jeweiligen Falligkeitstag).

               SECTION 1.7 Default Interest.

               Unless stipulated otherwise in this Agreement, amounts which have become due and payable (zur Zahlung fallig) under this Agreement and which are not paid on the due date (Falligkeitstag) shall bear interest from (and including) the due date until (but excluding) the date of receipt of payment (receipt of payment being determined by reference to the date of value (Tag der Wertstellung)) at the rate of four (4) percentage points above the base interest rate (Basiszinssatz) within the meaning of Section 247 of the German Civil Code (Burgerliches Gesetzbuch). The right of any Party to claim further damages for delay (Verzugsschaden) shall remain unaffected.

               SECTION 1.8 Calculation of Interest.

               Unless stipulated otherwise in this Agreement, interest payable under or in connection with this Agreement shall be calculated on the basis of actual days elapsed, a 30-day month and a 360-day year.

                                   ARTICLE II
                                   ----------

    SALE AND PURCHASE; LOCK-UP; TERMINATION OF OASIS STOCK OPTIONS; GRANT OF
               SMSC RESTRICTED STOCK AWARDS AND CASH BONUS AWARDS
    ------------------------------------------------------------------------

               SECTION 2.1 Sale and Purchase.

               (a) Upon the terms and subject to the conditions of this Agreement, each of the Shareholders hereby sells, and shall at Closing (as defined) transfer to SMSC Germany, and SMSC Germany hereby purchases, and shall accept at Closing the transfer from such Shareholder of, all right, title and interest (Eigentum und samtliche sich aus der Aktionarsstellung ergebenden Rechte) in and to such number of the OASIS Shares as is specified in Exhibit A opposite the name of such Shareholder, free and clear of all liens, pledges, charges, mortgages, security interests, easements, encumbrances, restrictions, rights in rem and similar rights to the benefit of third parties of every kind and description ("Liens") (frei von Rechten Dritter).

               (b) Any dividends of OASIS for fiscal years up to December 31, 2003 which have not been declared and distributed by December 31, 2004 as well as any dividends for the fiscal years starting January 1, 2004 and January 1, 2005 shall be sold and transferred together with the OASIS Shares and shall thus, upon the transfer of the OASIS Shares to SMSC Germany, belong to SMSC Germany.

               (c) The Shareholders hereby approve the sale and transfer of the OASIS Shares to SMSC Germany and expressly and irrevocably waive all Liens, preemptive rights, rights of first refusal, call options, put options, bring along rights, liquidation preference rights or similar rights they may have with respect to any or all of the OASIS Shares under the articles of association of any of the Companies, under the Shareholders' Agreement, under any other agreement or by law with respect to this Agreement and the transactions contemplated hereunder. The waiver pursuant to the preceding sentence shall be subject to the condition subsequent (auflosende Bedingung) that the Agreement is terminated pursuant to Section 5.3(a) or otherwise.

               SECTION 2.2 Purchase Price.

               The aggregate purchase price (the "Total Purchase Price") for the OASIS Shares shall consist of (i) initial consideration in the aggregate amount of U.S. Dollars ("USD") 112,831,511 (in words: one hundred and twelve million eight hundred and thirty-one thousand five hundred and eleven U.S. Dollars) (the "Initial Consideration"), (ii) contingent consideration (the "Contingent
Consideration") in the aggregate amount of up to USD 20,000,000 (in words: twenty million U.S. Dollars) and (iii) an amount of USD 172,619 payable by SMSC Germany to OASIS in accordance with Section 5.2(j). The Contingent Consideration shall be subject to the achievement of certain performance goals pursuant to
Section 4.1 in connection with Exhibit 4.1. The Initial Consideration and the Contingent Consideration shall be paid partially in cash (the "Cash Consideration") and partially by the issuance and delivery of shares (the "Share Consideration") of SMSC common stock, par value USD 0.10 per share ("SMSC Shares"), credited as fully paid and ranking equally with all other shares issued in the capital of SMSC (the "Consideration Shares").

               SECTION 2.3 Lock-up.

               During a lock-up period applicable to a Shareholder's Consideration Shares in accordance with Section 3.1(b) and Section 4.2(b) (each such period, a "Lock-up Period"), such Shareholder may not, directly or indirectly, (i) sell, transfer, pledge, hypothecate or otherwise dispose of, or
(ii) engage in short sales, derivative transactions, hedging transactions or other transactions or arrangements having the purpose or effect of reducing such Shareholder's economic risk of holding, such Consideration Shares, or agree to do any of the foregoing ("Lock-up"). It is expressly understood and agreed that the foregoing shall preclude any transaction which reasonably could be expected to result in or lead to a sale or other disposition by a third party of beneficial interests in such Shareholder's Consideration Shares. It is further expressly understood and agreed that the foregoing shall not preclude any Shareholder from engaging in pure currency hedging transactions that do not involve or affect the Consideration Shares in any way whatsoever. Each Shareholder agrees and consents to the entry of stop transfer instructions with SMSC's transfer agent and registrar against the transfer of such Shareholder's Consideration Shares except in compliance with the foregoing restrictions.

               SECTION 2.4 Share Certificates.

               Certificates representing Consideration Shares shall bear customary restrictive legends evidencing the restrictions contained in Section
2.3 of this Agreement as well as any restrictions arising under U.S. securities laws. Any certificate held by a Shareholder shall, at the request of such Shareholder, be exchanged for a certificate without such legends if, in the reasonable opinion of counsel to SMSC, all applicable restrictions have ceased to apply and the Consideration Shares represented by such certificate may be sold and transferred freely without limitation. SMSC acknowledges that the Shareholders may wish to dispose of all or part of the Consideration Shares immediately following the end of the applicable Lock-up Period or such later time as any applicable transfer restrictions under U.S. securities laws shall terminate. Accordingly, if requested by any Shareholder a reasonable time in advance of the end of such period or such later date, SMSC will use reasonable efforts to arrange for the preparation of unlegended certificates in respect of such Shareholder's shares in time to facilitate such disposal. The Shareholders acknowledge that SMSC will not apply for, and will not bear the cost of, the registration of the Consideration Shares.

               SECTION 2.5 Taxes.

               Each of the Shareholders shall be responsible for all Taxes (as defined) and duties, brokerage fees and all other costs and expenses in respect of any subsequent dealings in the Consideration Shares issued to him pursuant to this Agreement.

               SECTION  2.6  Termination  of  OASIS  Stock  Options;   Grant  of
Restricted Stock Awards by SMSC.

               (a) As of the date hereof, certain OASIS Optionholders have entered into an agreement with OASIS and SMSC in the form as set forth in
Exhibit 2.6(a)(i) (the "Termination Agreement I") or, in case such Oasis Optionholders are members of Staff of INC, in the form as set forth in Exhibit 2.6(a)(ii) (the "Termination Agreement II"), under which they have agreed, subject to the occurrence of the Closing and the issuance to them of restricted SMSC Shares under the 2005 Restricted Stock Bonus Agreements (the "Restricted Stock Awards") or, as the case may be, the award to them of cash bonus entitlements (the "Cash Bonus Awards") under a cash bonus agreement, to terminate their OASIS Stock Options with effect as of the date hereof and not to exercise their OASIS Stock Options until and including the date hereof. Mr. Hetzel, Mr. Heck, Mr. Klos, Mr. Winkelmann, Mr. Buhrer and OSS LLC hereby undertake vis-a-vis SMSC to use all reasonable efforts to procure that all other OASIS Optionholders enter into termination agreements substantially in the form of the Termination Agreement I as soon as reasonably practicable after the date hereof. The Restricted Stock Awards shall be issued as of Closing and shall be evidenced by the 2005 Restricted Stock Bonus Agreements to be entered into by SMSC and the relevant OASIS Optionholders within thirty (30) days following the Closing. The Restricted Stock Awards and the Cash Bonus Awards were allocated in mutual agreement between SMSC and the senior management of OASIS to the OASIS Optionholders and certain other members of the Staff of any of the Companies and shall be subject to a Lock-up Period of three (3) years commencing on the date hereof, with 25% vesting on the first anniversary of such date, 25% vesting on the second anniversary of such date, and 50% vesting on the third anniversary of such date.

               (b) The terms and conditions of the Restricted Stock Awards are attached hereto as Exhibit 2.6(b)(i). A sample cash bonus agreement is attached hereto as Exhibit 2.6(b)(ii).

               SECTION 2.7 Issuance of SMSC Stock Options.

               (a) SMSC shall grant 1,100,000 employee stock options for SMSC Shares (the "SMSC Stock Options") as of Closing, which were allocated in mutual agreement between SMSC and senior management of OASIS and form part of the relevant employment or service agreements with members of the Staff of any of the Companies. The SMSC Stock Options shall be issued under the 2005 Inducement Stock Option and Restricted Stock Plan and shall vest over a period of five (5) years commencing on the date of their issuance, with 20% vesting each year. The SMSC Stock Options shall be evidenced by stock option agreements to be entered into by SMSC and the relevant members of Staff referred to above within thirty
(30) days following the Closing.

               (b) The terms and conditions of the SMSC Stock Options are attached hereto as Exhibit 2.7(b).


                                   ARTICLE III
                                   -----------
                             INITIAL CONSIDERATION
                             ---------------------

               SECTION 3.1 Initial Consideration.

               (a) The Initial Consideration payable to each of the Shareholders shall be as follows:

     Shareholder             Cash Consideration         Share Consideration
                                       (in USD)
                                                       No. of     representing
                                                   Consideration       USD
                                                       Shares         value
     ===========             ===================   ============================

  1. Mr. Herbert Hetzel               8,804,656       424,014        7,204,006

  2. Mr. Patrick Heck                 2,539,802       122,312        2,078,076

  3. Mr. Rainer Klos                  2,539,802       122,312        2,078,076

  4. Mr. Matthias Winkelmann          2,539,802       122,312        2,078,076

  5. Mr. Jorg Buhrer                    507,959        24,462          415,614

  6. OSS LLC                         16,932,022       815,412       13,853,850

  7. Yazaki Corp.                             0       197,903        3,362,374

  8. Mr. Dietrich Erdmann            18,133,533             0                0

  9. DEWB                            25,631,363       243,231        4,132,500


               (b) The number of Consideration Shares to be issued and delivered as part of the Initial Consideration payable to each Shareholder has been calculated by dividing the USD value of the Share Consideration forming part of the Initial Consideration payable to such Shareholder as set forth in Section 3.1(a) by the weighted average daily closing price of the SMSC Shares on the NASDAQ National Market for the thirty (30) Trading Days (as defined) ending on (and including) March 10, 2005. The Consideration Shares paid as Initial Consideration to DEWB and Yazaki shall be subject to a Lock-up Period of one year from and after the date hereof. The Consideration Shares paid as Initial Consideration to Mr. Hetzel, Mr. Heck, Mr. Klos, Mr. Winkelmann, Mr. Buhrer and OSS LLC shall be subject to a Lock-up Period of four (4) years commencing on the date hereof, with 25% of such Consideration Shares being automatically released from such Lock-up at the end of each such year.

               SECTION 3.2 Escrow.

               (a) A certain portion of the Initial Consideration payable to each Shareholder shall, in accordance with the provisions of this Section 3.2 and the Escrow Agreement, serve as escrow for the claims of SMSC against such Shareholder under or in connection with this Agreement. The following table sets forth for each Shareholder (i) the amount of Cash Consideration to be placed in escrow, (ii) the number of Consideration Shares to be placed in escrow, and
(iii) the percentage of such Shareholder's Initial Consideration which will thus be placed in escrow:


     Shareholder               Cash       Share Consideration     Percentage of
                      Consideration                                     Initial
                          in escrow                               Consideration
                                                                      in escrow
                                          No. of     representing
                                      Consideration       USD
                                USD       Shares        value
     ==========       =============   =========================== =============

1. Mr. Herbert Hetzel             0         235,560     4,002,166       25%

2. Mr. Patrick Heck               0          67,950     1,154,470       25%

3. Mr. Rainer Klos                0          67,950     1,154,470       25%

4. Mr. Matthias Winkelmann        0          67,950     1,154,470       25%

5. Mr. Jorg Buhrer                0          13,590       230,893       25%

6. OSS LLC                        0         453,000     7,696,468       25%

7. Yazaki Corp.                   0          19,790       336,237       10%

8. Mr. Dietrich Erdmann   1,813,353               0             0       10%

9. DEWB                           0         243,231     4,132,500     13.88%


               At Closing, SMSC shall, on behalf of SMSC Germany,

               (i) pay for the account of each Shareholder who, pursuant to the above table, has to deliver cash into escrow the cash amount set forth in the column headed "Cash Consideration in escrow" next to his name in the above table (the "Escrow Cash"), and

               (ii) deliver for the account of each Shareholder who, pursuant to the above table, has to deliver Consideration Shares into escrow the number of Consideration Shares set forth in the column headed "No. of Consideration Shares" next to his name in the above table (the "Escrow Shares") to JPMorgan Chase Bank, N.A. (the "Escrow Agent"), who shall hold such Escrow Cash and Escrow Shares in separate escrow accounts and escrow deposits for each Shareholder (the "Escrow Accounts" and the "Escrow Deposits", respectively). The Escrow Shares shall be delivered by SMSC to the Escrow Agent in certificated form in the names of the relevant Shareholders. Each Shareholder (other than Mr. Dietrich Erdmann) has delivered to the Escrow Agent an executed stock power endorsed in blank in respect of the Escrow Shares to be delivered into escrow for such Shareholder's account.

               (b) The Escrow Accounts and the Escrow Deposits have been established pursuant to an escrow agreement among the Parties and the Escrow Agent, a copy of which is attached hereto as Exhibit D (the "Escrow Agreement"). The Escrow Accounts and the Escrow Deposits shall be maintained for a period of eighteen (18) months from the date hereof and the Escrow Shares and the Escrow Cash delivered or paid into escrow for the account of each Shareholder shall be available during that time to SMSC to satisfy claims against such Shareholder under or in connection with this Agreement.


                                   ARTICLE IV
                                   ----------

                            CONTINGENT CONSIDERATION
                            ------------------------

               SECTION 4.1 Contingent Consideration.

               The Contingent Consideration shall be payable only to Mr. Herbert Hetzel, Mr. Patrick Heck, Mr. Rainer Klos, Mr. Matthias Winkelmann, Mr. Jorg Buhrer and OSS LLC (the "Earn-Out Shareholders"). It shall be payable only if and to the extent that the targets set forth in Exhibit 4.1 (the "Earn-Out Targets") are achieved.

               SECTION 4.2 Allocation of Contingent Consideration.

               (a) Of the  Contingent  Consideration  payable  pursuant  to this
Article IV, 70% shall be paid in the form of Cash Consideration and 30% shall be paid in the form of Share Consideration. The Contingent Consideration shall be allocated among the Earn-Out Shareholders as follows: Mr. Herbert Hetzel shall receive 26% of the Contingent Consideration, Mr. Patrick Heck shall receive 7.5% of the Contingent Consideration, Mr. Rainer Klos shall receive 7.5% of the Contingent Consideration, Mr. Matthias Winkelmann shall receive 7.5% of the
Contingent Consideration, Mr. Jorg Buhrer shall receive 1.5% of the Contingent Consideration and OSS LLC shall receive 50% of the Contingent Consideration.

               For   illustrative   purposes,   the  following  sets  forth  the
allocation of the Contingent Consideration in the event that the maximum amount of USD 20 million were payable by SMSC on behalf of SMSC Germany:


      Earn-Out Shareholder           Cash Consideration   Share Consideration
                                               (in USD)              (in USD)
      ====================           ==================   ===================

  1.  Mr. Herbert Hetzel                      3,640,000             1,560,000

  2.  Mr. Patrick Heck                        1,050,000               450,000

  3.  Mr. Rainer Klos                         1,050,000               450,000

  4.  Mr. Matthias Winkelmann                 1,050,000               450,000

  5.  Mr. Jorg Buhrer                           210,000                90,000

  6.  OSS LLC                                 7,000,000             3,000,000


               (b) The number of Consideration Shares to be issued and delivered to each Earn-Out Shareholder as part of the Contingent Consideration payable to such Earn-Out Shareholder shall be calculated by dividing the USD amount of the Share Consideration forming part of the portion of the Contingent Consideration payable to such Earn-Out Shareholder as set forth in Section 4.2(a) by the weighted average daily closing price of the SMSC Shares on the NASDAQ National Market for the thirty (30) Trading Days ending on (and including) the Earn-Out Date. The Consideration Shares paid as part of the Contingent Consideration shall be subject to a Lock-up Period of three (3) years commencing on the Earn-Out Date, with one third of such Consideration Shares being automatically released from the Lock-up under this Section 4.2(b) at the end of each such year.

               SECTION 4.3 Earn-Out Calculation.

               (a) SMSC shall submit to each of the Earn-Out Shareholders no later than on April 30, 2006:

               (i) a set of audited pro forma interim consolidated financial statements (konsolidierter Zwischenabschluss) of OASIS (the "Earn-Out Accounts"), consisting of a consolidated balance sheet (Konzernbilanz) as of February 28, 2006, 24:00 hours (the "Earn-Out Date") and a consolidated profit-and-loss statement (Konzerngewinn- und Verlustrechnung) for the period beginning March 1, 2005 and ending on the Earn-Out Date (the "Earn-Out Period"); and

               (ii) a calculation of the Earn-Out Revenues (as defined) and the Earn-Out Gross Margin (as defined), a determination of the extent to which the Earn-Out Targets have been achieved and a calculation of the amount of the Contingent Consideration due to each Earn-Out Shareholder on the basis of the Earn-Out Accounts (the "Earn-Out Calculation").

               (b) The Earn-Out Accounts shall be prepared by SMSC and shall be audited by SMSC's auditor. The Earn-Out Calculation shall be prepared by SMSC and shall be reviewed by SMSC's auditor. The Earn-Out Accounts shall be prepared in accordance with the applicable generally accepted accounting rules and principles (Grundsatze ordnungsgema(beta)er Buchfuhrung und Rechnungslegung) in Germany ("German GAAP") in a manner consistent both in form and substance with the Financial Statements (as defined) and the Management Accounts (as defined). In particular, the same consolidation principles, capitalization and depreciation methods, election rights, valuation principles (in particular with regard to inventory) and the same line items shall be applied and used in the Earn-Out Accounts as were applied and used in the preparation of the Financial Statements and the Management Accounts, in each case to the extent they are in accordance with German GAAP. If the principles set forth in the preceding sentences are not applicable to a particular matter, such matter shall be accounted for in accordance with German GAAP applicable to companies like OASIS. For the purposes of the preparation of the Earn-Out Accounts, all sales (Umsatzerlose) generated by SMSC or any Affiliates of SMSC during the period from March 1, 2005 to February 28, 2006 which relate to the business of the OASIS Group as currently envisaged under its business plan attached hereto as
Exhibit 4.3(b) shall be deemed to have been generated by OASIS. The costs and expenses of the audit of the Earn-Out Accounts and the review of the Earn-Out Calculation shall be solely borne by SMSC.

               (c)  The  Earn-Out   Shareholders  hereby  acknowledge  that  the
Earn-Out Accounts and the Earn-Out Calculation and all information related thereto constitute "Business Information" within the meaning of Section 9.3(b).

               (d) The audited Earn-Out Accounts and the reviewed Earn-Out Calculation shall be final and binding on the Earn-Out Shareholders, SMSC and SMSC Germany for the determination of the amount of the Contingent Consideration payable pursuant to Section 4.1, unless any of the Earn-Out Shareholders within a period of three (3) months after submission of the audited Earn-Out Accounts and the reviewed Earn-Out Calculation pursuant to Section 4.3(a) files a statement of claim with the competent arbitration organization in accordance with Article 11 (i) requesting payment from SMSC and/or SMSC Germany of an amount of Contingent Consideration which is higher than the amount payable pursuant to the audited Earn-Out Accounts and the reviewed Earn-Out Calculation and (ii) alleging that the audited Earn-Out Accounts and/or the reviewed Earn-out Calculation do not comply with the rules, principles and procedures set forth in Section 4.3(b).

               SECTION 4.4 Payment Date.

               If pursuant to the Earn-Out Calculation any Contingent Consideration is payable to the Earn-Out Shareholders in accordance with Section 4.1, SMSC shall pay on behalf of SMSC Germany such Contingent Consideration to the Earn-Out Shareholders in accordance with Section 4.2 within ten (10) Business Days (as defined) following April 30, 2006.


                                   ARTICLE V
                                   ---------

                                    CLOSING
                                    -------

               SECTION 5.1 Date and Place of Closing.

               The consummation of the transactions contemplated by this Agreement, as set forth in Section 5.2 below (the "Closing") shall take place at the offices of Cleary Gottlieb Steen & Hamilton LLP, Main Tower, Neue Mainzer Stra(beta)e 52, 60311 Frankfurt am Main, Germany (or such other place as the Parties may mutually agree upon in writing), on the date hereof immediately after the execution of this Agreement by all parties hereto.

               SECTION 5.2 Closing Actions.

               At the Closing, the Parties shall take, or cause to be taken, the following actions in the following order:

               (a) The Shareholders shall deliver to SMSC:

               (i) unconditional and irrevocable resignation letters by all members of the supervisory board (Aufsichtsrat) of OASIS and OSS with effect as of the date hereof;

               (ii) the executed employment agreements and service agreements with the key members of management and key employees set forth in Exhibit 5.2(a)(ii);

               (iii) for each of the Companies certificates of incorporation and good standing or, as the case may be, certified commercial register extracts, dated no later than ten
                       (10) Business Days prior to the date hereof;

               (iv) the final invoice of Sardis Capital Limited ("Sardis") to OASIS setting forth the aggregate amount of the fees and expenses due and payable by OASIS to Sardis at Closing in connection with the transactions contemplated under this Agreement.

               (b) OSS LLC shall deliver to SMSC a secretary's certificate of OSS LLC certifying that the execution and performance of this Agreement and the transactions contemplated hereunder have been duly authorized by all necessary corporate or other action.

               (c) Yazaki shall deliver to SMSC a secretary's certificate of Yazaki certifying that the execution and performance of this Agreement and the transactions contemplated hereunder have been duly authorized by all necessary corporate or other action.

               (d) SMSC shall deliver to the Shareholders a secretary's certificate of SMSC certifying that the execution and performance of this Agreement and the transactions contemplated hereunder have been duly authorized by all necessary corporate or other action and attaching the relevant corporate authorities, including a copy of the resolution of the board of directors of SMSC authorizing the execution and delivery by SMSC of this Agreement and all related agreements and the performance by SMSC of all its obligations thereunder.

               (e) Messrs. Hetzel, Heck, Klos, Winkelmann and Buhrer shall provide evidence to SMSC that their spouses have consented to the execution and performance of this Agreement and the transactions contemplated hereunder by their respective husbands.

               (f) The Shareholders and SMSC Germany shall execute the deed of transfer, in the form of Exhibit 5.2(f), providing for the transfer of 100% of the OASIS Shares from the Shareholders to SMSC Germany (the "Deed of Transfer"), and the Deed of Transfer shall be retained by Mr. Herbert Hetzel (or his legal adivsors) and delivered to SMSC Germany only in accordance with Section 5.2(k).

               (g) SMSC Germany shall pay to each Shareholder (such payment to be made to the bank account designated for such Shareholder in Exhibit 5.2(g)) an amount equal to the Cash Consideration forming part of the Initial Consideration payable to such Shareholder pursuant to Section 2.2 less the amount of the Escrow Cash payable for the account of such Shareholder as set forth in Section 3.2(a).

               (h) SMSC shall pay on behalf of SMSC Germany the amount of the Escrow Cash payable for the account of each Shareholder pursuant to Section 3.2(a)(i) into such Shareholder's Escrow Account and deliver the Escrow Shares deliverable for the account of each Shareholder pursuant to Section 3.2(a)(ii) to the Escrow Agent in accordance with Section 3.2(a).

               (i) SMSC Germany shall pay on behalf of OASIS to Sardis an amount of USD 1,737,116 as set forth in the final invoice of Sardis delivered by the Shareholders pursuant to Section 5.2(a)(iv). Such payment shall be made to the following bank account of Sardis:

               United States Dollars (USD) Account
               Account  Number:  0485915700
               Dresdner  Bank  AG
               Sort  Code  (Bankleitzahl):  850 800 00
               IBAN:  DE85850800000485915700
               SWIFT Code: DRESDEFF850

               (j) SMSC Germany shall pay to OASIS on behalf of the Shareholders an amount of USD 172,619. Such payment shall be made to the following account of
OASIS:

               United States Dollars (USD) Account
               Account Number: 0337741
               Deutsche Bank, Karlsruhe
               Sort Code (Bankleitzahl): 660 700 04
               SWIFT Code: DEUTDESM660.

               The amount payable by SMSC pursuant to this Section 5.2(j) constitutes the aggregate amount of the fees and expenses already paid to Sardis by OASIS prior to the Closing. Such payment is being made for the purpose of excluding any risk that the payment of such fees and expenses could constitute a repayment of capital (Einlagenruckgewahr).

               (k) Upon Mr. Herbert Hetzel or the relevant Shareholder having received:

               (i) written confirmation from the following banks that the following amounts have been credited to the bank account designated for each Shareholder in Exhibit 5.2(g):

                              Bank            Shareholder                    USD
                              ====            ===========                    ===

                           1. Deutsche Bank   Mr. Herbert Hetzel       8,804,656

                           2. Deutsche Bank   Mr. Patrick Heck         2,539,802

                           3. Deutsche Bank   Mr. Rainer Klos          2,539,802

                           4. Deutsche Bank   Mr. Matthias Winkelmann  2,539,802

                           5. Deutsche Bank   Mr. Jorg Buhrer            507,959

                           6. Citibank        OSS LLC                 16,932,022

                           7. UBS             Mr. Dietrich Erdmann    16,320,180

                           8. Deutsche Bank   DEWB                    25,631,363

                           and

               (ii) written confirmation from the Escrow Agent that the following amounts have been credited to the Escrow Accounts designated in the Escrow Agreement for the following Shareholders:


                              Shareholder                         USD
                              ===========                         ===

                           1. Mr. Dietrich Erdmann          1,813,353

                           and

               (iii) written confirmation from the Escrow Agent that the following number of SMSC Shares have been physically delivered to the Escrow Agent for the account of the following Shareholders:


                              Shareholder                      No. of
                                                          SMSC Shares
                              ===========                 ===========

                           1. Mr. Herbert Hetzel              235,560

                           2. Mr. Patrick Heck                 67,950

                           3. Mr. Rainer Klos                  67,950

                           4. Mr. Matthias Winkelmann          67,950

                           5. Mr. Jorg Buhrer                  13,590

                           6. OSS LLC                         453,000

                           7. Yazaki Corp.                     19,790

                           8. DEWB                            243,231

                           and

               (v) written confirmation from Dresdner Bank AG that an amount of USD 1,737,116 has been credited to the bank account of Sardis designated in Section 5.2(i);

                       and

               (vi) written confirmation from Deutsche Bank that an amount of USD 172,619 has been credited to the bank account of OASIS designated in Section 5.2(j);

Mr. Herbert Hetzel shall deliver, or shall instruct his legal advisors to deliver, the Deed of Transfer to SMSC Germany, and SMSC shall, simultaneously (Zug-um-Zug), deliver to the following Shareholders the following number of SMSC
Shares:


                              Shareholder                 No. of SMSC Shares
                              ===========                 ==================

                           1. Mr. Herbert Hetzel                     188,454

                           2. Mr. Patrick Heck                        54,362

                           3. Mr. Rainer Klos                         54,362

                           4. Mr. Matthias Winkelmann                 54,362

                           5. Mr. Jorg Buhrer                         10,872

                           6. OSS LLC                                362,412

                           7. Yazaki Corp.                           178,113


               Such SMSC Shares shall be delivered by SMSC to each Shareholder in certificated form registered in the name of the relevant Shareholder.

               SECTION 5.3 Termination.

               (a) This Agreement shall automatically terminate if the Closing does not commence on, and has not been completed within two (2) days of, the date hereof.

               (b) If this Agreement is terminated in accordance with Section 5.3(a), this Agreement shall become null and void, except that (i) the terms and provisions of this Section 5.3 and Section 9.3 and Articles X and XI shall remain in full force and effect and (ii) any termination of this Agreement shall not relieve any Party hereto from liability for any breach of its obligations hereunder.


                                   ARTICLE VI
                                   ----------

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
               --------------------------------------------------

               The Shareholders, acting severally, hereby represent to SMSC in the form of an independent guarantee (selbstandiges Garantieversprechen) within the meaning of Section 311(1) of the German Civil Code that the representations and warranties set forth in the Sections referred to in (i) through (v) below with respect to each Representing Shareholder (as defined below) are correct as of the date hereof:

               (i) Each of Mr. Herbert Hetzel, Mr. Patrick Heck, Mr. Rainer Klos, Mr. Matthias Winkelmann and Mr. Jorg Buhrer: The representations and warranties contained in Sections 6.1(d) through 6.25;

               (ii) OSS LLC: The representations and warranties contained in Sections 6.1(c) through 6.25;

               (iii) Yazaki: The representations and warranties contained in Sections 6.1(b), 6.1(d) through (i), 6.2, 6.3, 6.15 and
                       6.25;

               (iv) Mr. Dietrich Erdmann: The representations and warranties contained in Sections 6.1(d) and (e), 6.2, 6.3 and 6.15; and

               (v) DEWB: The representations and warranties contained in Sections 6.1(a), 6.1(d) through (i), 6.2, 6.3, 6.5, 6.9,
                       6.15, 6.21, 6.22 and 6.25 without any qualification as to DEWB's knowledge (unless otherwise expressly stated in the relevant representation or warranty), and all other representations and warranties contained in Sections 6.4 through 6.24 only to the best knowledge of DEWB.

               The scope and content of each representation and warranty of the Shareholders contained in this Article VI as well as the Shareholders' liability arising thereunder shall be exclusively defined by the provisions of this Agreement. No representation and warranty of the Shareholders shall be construed as a guarantee within the meaning of Sections 443 or 444 of the German Civil Code (Garantie fur die Beschaffenheit der Sache).

               It is hereby expressly agreed that (i) where any of the representations and warranties contains a reference to the term "Shareholder", "Representing Shareholder" or "Shareholders" (or any related term or derivation thereof), each Shareholder who pursuant to the first introductory paragraph of this Article VI is representing that a certain representation and warranty is correct (each such Shareholder, a "Representing Shareholder", and together, the "Representing Shareholders") is only representing the correctness of such representation and warranty with regard to himself (and not with regard to any of the other Shareholders), and (ii) where any of the representations and warranties contains any reference to the term "OASIS Shares" or "Shares" (or any related term or derivation thereof), each Shareholder who pursuant to the first introductory paragraph of this Article VI is representing the correctness of the relevant representation and warranty is only representing the correctness of such representation and warranty with regard to the OASIS Shares sold by him under this Agreement (and not with regard to any other OASIS Shares).

               SECTION 6.1 Legal Organization of Certain Shareholders and the OASIS Group.

               (a)  DEWB  is  a  stock  corporation   (Aktiengesellschaft)  duly
incorporated and validly existing under German law.

               (b) Yazaki is a Japanese stock corporation (kabushiki kaisha) duly formed and validly existing under Japanese law.

               (c) OSS LLC is a limited liability company duly formed and validly existing under the laws of Texas.

               (d) OASIS is a stock corporation (Aktiengesellschaft) duly incorporated and validly existing under German law and has all corporate powers to conduct its business as presently conducted. OASIS holds shares in the following companies (each a "Subsidiary" and together the "Subsidiaries"):

               (i) OASIS holds 54.88% of the issued and outstanding shares (Aktien) of the share capital (Grundkapital) of OASIS SiliconSystems AG, Karlsruhe, Germany ("OSS"), a German stock corporation registered with the Commercial Register of the local court in Karlsruhe under HRB 7882, which has a stated share capital of Deutsche Mark ("DEM") 110,805, divided into 22,161 registered shares (Namensaktien) with a nominal value of DEM 5 each. OASIS holds 12,161 shares in OSS. The remaining 10,000 shares in OSS are held by OASIS Silicon Systems Inc., Austin, Texas, U.S.A. ("INC").

               (ii) OASIS holds 100% of the issued and outstanding shares of capital stock of INC, a Texas corporation with its business address at 1120 South Capital of Texas Highway, Building 2, Suite 100, Austin, Texas 78746, U.S.A., which has a total of 4,162,186 shares issued and outstanding.

               (iii) OASIS holds 100% of the share capital (Stammkapital) of Silicon Systems GmbH Multimedia Engineering, Karlsruhe, Germany, a German limited liability company (GmbH) registered with the commercial register of the local court in Karlsruhe under HRB 7423 ("SISYS"), which has a registered share capital of DEM 50,000, divided into five shares with nominal values of DEM 26,000, DEM 7,500, DEM 7,500, DEM 7,500 and DEM 1,500.

               (iv) OASIS holds 100% of the capital stock of OASIS Silicon Systems AB, Gothenburg, Sweden, a Swedish Aktiebolag registered with Patent - och Registeringsverket under number 556626-2548 ("AB"), which has a registered share capital of SEK 1,000,000, divided into 1,000 shares with a nominal value of SEK 1,000 each.

               (v) OASIS holds 100% of the issued and outstanding shares of capital stock of OASIS Silicon Systems K.K., Yokohama, Japan, a Japanese Kabushiki Kaisha registered with Yokohama District Legal Affairs Bureau under ID number 0200-01-041100 ("KK"), which has a registered share capital of Yen 10,000,000, divided into 200 shares with a nominal value of Yen 50,000 each.

               (e) Each of the Subsidiaries has the legal form, the share capital and the number of issued and outstanding shares as set forth in Section 6.1(d) and is duly incorporated or formed and validly existing under the laws of its jurisdiction of incorporation or formation and has all corporate powers to conduct its business as presently conducted. Except as set forth in Exhibit C or in Exhibit 6.1(e), no Company holds any shareholding or interest (Beteiligung) of any kind in any other legal entity, partnership, joint venture or trust (Treuhand) or has an obligation to acquire such a shareholding or interest.

               (f) None of the Companies is a party to any control agreement (Beherrschungsvertrag), profit and loss transfer agreement (Gewinnabfuhrungsvertrag) or any other group agreement (Unternehmensvertrag) within the meaning of Sections 291 et seq. of the German Stock Corporation Act or to any similar agreement.

               (g) The corporate bodies of each of the Companies operate in a regular fashion, and all corporate decisions have in all material respects been taken in accordance with the laws, regulations or internal rules applicable to each of the Companies, and all such decisions are binding on each of the respective Companies.

               (h) Except as otherwise disclosed in Exhibit 6.1(h), all of the registers (including, where applicable, the commercial registers and shareholders' registers), accounting books and corporate records of each of the Companies have been and continue to be regularly maintained, and give in all material respects a correct account of the activities of such Company as required by law, regulations or internal rules. Except as otherwise disclosed in
Exhibit 6.1(h), no resolutions have been passed by the shareholders of the Companies, or by the management, supervisory board or other body of the Companies, and no measures have been taken, that have not been reported in the respective minute books to the extent required by law, or, where required by law, have not been registered with the commercial registers of the Companies.

               (i) Exhibit 6.1(i)(A) contains true and correct copies of the articles of association and bylaws of each Company of the OASIS Group, and no resolutions have been passed to amend the same.

               (j) OASIS Silicon Systems Japan Inc., a Texas corporation which was fully owned by INC, with former business address at 1120 South Capital of Texas Highway, Building 2, Suite 100, Austin, Texas 78746, U.S.A., has never conducted any business activities and has no Liabilities and was dissolved with effect as of February 8, 2005 without creating any Liabilities for INC except for costs which did not exceed an amount of USD 2,000 and have not yet been paid.

               SECTION 6.2 Ownership of Shares.

               (a) The OASIS Shares and the shares and other equity interests held by the Companies in the Subsidiaries (as set forth in Section 6.1(d) and Exhibit C) (together with the OASIS Shares, the "Shares") are duly authorized, validly issued, fully paid and non-assessable. The Shareholders are the sole and unrestricted legal and (except as otherwise disclosed in Exhibit 6.2(a)(i)) beneficial owners of the OASIS Shares as set forth in Exhibit A. Except as otherwise disclosed in Exhibits 6.2(b)(i) to (iii), the Companies are the unrestricted legal and beneficial owners of the shares held by them in the Subsidiaries as set forth in Section 6.1(d). Except as set forth in Exhibit 6.2(a)(ii), no share certificates have been issued by the Companies with respect to the Shares.

               (b) Except as otherwise disclosed in Exhibit 6.2(b)(i) the Shares are owned by the Shareholders or the Companies, as the case may be, free and clear of any Liens (frei von Rechten Dritter), and, as of Closing, there will be no restrictions on transfer except as set forth in Exhibit 6.2(b)(ii). Except for the Shares and the OASIS Stock Options and except as set forth in Exhibit 6.2(b)(iii), there are no (i) other existing shareholdings or interests of any kind of any third party in any of the Companies (including silent partnerships (stille Gesellschaften), sub-participations in the capital stock of any Company or similar agreements), (ii) outstanding options, warrants, purchase rights, pre-emptive rights, bring-along rights, rights of first refusal or other contracts or commitments that could require the Shareholder or the Companies to sell, transfer, or otherwise dispose of any Shares or other interest in any of the Companies (other than those set forth in the Shareholders' Agreement), or
(iii) conversion rights, exchange rights, or other contracts or commitments that require the Shareholders or any of the Companies to issue or create new shares. Except as listed in Exhibit 6.2(b)(iv), none of the Companies has issued any stock appreciation rights, phantom stock, profit participation or similar rights. The OASIS Stock Options set forth in Exhibit B represent all currently outstanding stock options under any and all stock option programs of OASIS. As of the date hereof (and subject to any obstacles to validity (Wirksamkeitshindernisse) within the sphere of SMSC and affecting the validity of the Termination Agreement I or, as the case may be, the Termination Agreement
II), all rights relating to 496,600 OASIS Stock Options are terminated. No capital in respect of any Shares has been repaid to any shareholder whether in cash or in assets, open or hidden. There has not been any hidden contribution in kind (verdeckte Sacheinlage) with respect to any of the Companies.

               (c) There are no (i) outstanding obligations of the Companies to repurchase, redeem or acquire any Shares or other equity interests or securities or (ii) voting trust or other trust agreements or understandings to which the Shareholders are a party affecting the Shares, other than the Shareholders' Agreement.

               SECTION 6.3 Authorizations of the Shareholders.

               (a) The execution and performance by the Representing Shareholder of this Agreement and all other agreements contemplated hereunder and to which such Representing Shareholder is a party are within such Representing Shareholder's powers as a natural person or legal entity and have, in the case of such Representing Shareholder being a legal entity, been duly authorized by all necessary corporate or other action on the part of such Representing Shareholder and no other authorization is required for performance of this Agreement by such Representing Shareholder, including all actions contemplated on Closing. Without limiting the generality of the foregoing, the execution and performance of this Agreement have been approved by a majority of the members of OSS LLC, which approval is attached hereto as Exhibit 6.3(a), and all Shareholders that are members of OSS LLC hereby approve execution and performance of this Agreement by OSS LLC.

               (b) All approvals and consents of any governmental authority or a third party which is required by the Representing Shareholder for the execution and performance of this Agreement and all other agreements contemplated hereunder, including, in particular, all spousal consents required under Sections 1365 et seq. or 1423 of the German Civil Code have been obtained.

               (c) To the extent that a Representing Shareholder is a legal entity, the execution and performance of this Agreement and all other agreements contemplated under this Agreement by such Representing Shareholder neither violate the articles of association or by-laws of such Representing Shareholder nor any applicable decision by any court or governmental authority binding on such Representing Shareholder. As of the date hereof there is no lawsuit or regulatory investigation pending (or, to the best knowledge of such Representing Shareholder, threatened) against such Representing Shareholder before any court, arbitrator or governmental authority which in any manner challenges or seeks to prevent, alter or materially delay the transactions contemplated under this Agreement.

               SECTION 6.4 Effects of Transactions Contemplated under this Agreement.

               Except as otherwise disclosed in Exhibit 6.4, the execution and performance of this Agreement and the transactions contemplated under this Agreement will not affect the legal status of any of the Companies or its rights and obligations vis-a-vis third parties or give rise to any of the following events:

               (i)     any  violation  by  any of the  Companies  of any  legal,
                       regulatory   or  statutory   provisions,   agreements  or
                       obligations;

               (ii) any loss or, to the best knowledge of the Representing Shareholder, challenge of bonuses, exemptions (Vergunstigungen), rebates or discounts in favor of any of the Companies;

               (iii) any shortening of the term (Laufzeitverkurzung) of, extraordinary termination (Sonderkundigungsrecht) of, or significant modification to, any agreement to which any of the Companies is a party, by the respective counter-party to such agreement, including any employment, service, lease, supply or distribution agreement, except for those agreements containing a change-of-control clause, a complete and accurate list of which is set forth in Exhibit 6.4(iii);

               (iv) any of the Companies being required to repay early any loans or other kind of financing granted to such Company;

               (v) any obligation on the part of any of the Companies to pay a bonus, severance payment, License Fee (as defined) or indemnity to any member of the Staff of any of the Companies;

               (vi) any material modification, suspension or withdrawal of any permits granted under public law to any of the Companies;

               (vii) to the best knowledge of the Representing Shareholder, any entitlement for any party to be released from its obligations under the terms of any guarantee, comfort letter or other similar document issued as a security or in support of any obligation of any of the Companies;

               (viii) any registration or imposition of a Lien on any assets of any of the Companies; or

               (ix) any forfeiture or termination or entitlement for any party to forfeit or terminate any Company IP (as defined) or cause the impairment of the rights of any of the Companies or SMSC or SMSC Germany to use, sell or license any Company IP, in each case as currently being used, sold or licensed.

               SECTION 6.5 Accounting and Financial Documents; Liabilities.

               (a) A true, complete and accurate copy of the German language consolidated audited financial statements (Konzernabschlu(beta)) (balance sheet, income statement, notes on the accounts and auditor's report) of OASIS and its consolidated subsidiaries for the fiscal year ending on December 31, 2003 (the "Financial Statements") and of the consolidated management accounts (balance sheet, income statement) of OASIS and its consolidated subsidiaries for the fiscal year ending on December 31, 2004 (the "Management Accounts") is attached hereto as Exhibit 6.5(a).

               (b) Except as otherwise  disclosed in the  Financial  Statements, the Financial Statements have been prepared in accordance with German GAAP and such accounting principles have been applied consistently and without change with respect to the preceding years (Bilanzkontinuitat). The Financial Statements have been certified without qualification by OASIS' auditors and present a factually accurate picture of the net assets, financing and results of operations (vermitteln ein den tatsachlichen Verhaltnissen entsprechendes Bild der Vermogens-, Finanz- und Ertragslage) of OASIS and its consolidated subsidiaries taken as a whole in accordance with German GAAP as of December 31, 2003. All reserves, provisions or accruals contained in the Financial Statements have been made in accordance with German GAAP.

               (c) All transactions conducted by the Companies have been duly recorded in their books and accounting records to the extent required pursuant to German GAAP or other applicable local accounting provisions and regulations. Without limiting the scope of the representation made in Section 6.5(b) above and except as set forth in Exhibit 6.5(c), to the best knowledge of the Representing Shareholder, at December 31, 2003, the Companies had not incurred, assumed or guaranteed any liabilities or debts of any nature (whether due, fixed, contingent or otherwise) ("Liabilities") that were material to the business of the Companies taken as a whole and were not reflected or expressly provisioned against in the balance sheet as of December 31, 2003 included in the Financial Statements. Except as otherwise disclosed in Exhibit 6.5(c), since December 31, 2003, the Companies have not incurred, assumed or guaranteed any Liabilities other than Liabilities incurred, assumed or guaranteed in the ordinary course of business.

               (d) Except as otherwise disclosed in Exhibit 6.5(d), the Management Accounts have been prepared by OASIS in accordance with German GAAP in consistency with past practice. In particular, since December 31, 2003 (except as disclosed in Exhibit 6.5(d)) none of the Companies has changed any of the accounting principles or practices used by it in the past, including with respect to valuation methods and depreciation rules. The consolidated balance sheet as of December 31, 2004 included in the Management Accounts reflects all Liabilities of any of the Companies as of December 31, 2004 (to the extent required to be reflected under German GAAP) and contains all reserves, provisions and accruals (to the extent required to be reflected under German
GAAP). To the best knowledge of the Representing Shareholder, the Management Accounts present a factually accurate picture of the net assets, financing and results of operations (vermitteln ein den tatsachlichen Verhaltnissen entsprechendes Bild der Vermogens-, Finanz- und Ertragslage) of OASIS and its consolidated subsidiaries taken as a whole in accordance with German GAAP as of December 31, 2004.

               (e) The provision for all license fees, royalties or similar payment obligations for the use of Intellectual Property payable to third parties in the aggregate amount of EUR 1,569,535 which forms part of the "other reserves" (sonstige Ruckstellungen) shown in the consolidated balance sheet of OASIS as at December 31, 2003, which is included in the Financial Statements, has been made in accordance with German GAAP. The provision for the same obligations in the aggregate amount of EUR 2,650,059 which forms part of the "other reserves" shown in the consolidated balance sheet of OASIS as at December 31, 2004, which is included in the Management Accounts, has also been made in accordance with German GAAP.

               (f) As of the date hereof, the Companies have net cash (i.e. cash (Kassenbestand und Guthaben bei Kreditinstituten und Schecks) and short-term investments in securities (Wertpapiere des Umlaufvermogens) less borrowings (Darlehensverbindlichkeiten)) in an aggregate market value of at least EUR 15.5 million.

               SECTION 6.6 Management of the Companies since December 31, 2003.

               Since December 31, 2003:

               (a) except as otherwise disclosed in Exhibit 6.6(a), the business of the Companies taken as a whole has been carried out in the ordinary and usual course of business consistent with past practice;

               (b) except as otherwise disclosed in Exhibit 6.6(b), there has not been any Material Adverse Change, or, to the Representing Shareholder's best knowledge, any development which is reasonably likely to cause a Material Adverse Change of the OASIS Group taken as a whole;

               (c)  none  of  the   Companies   has   terminated   any  business
relationship that is material to the business of any such Company;

               (d) except as otherwise disclosed in Exhibit 6.6(d), none of the Companies (i) has entered into any agreement which involves payment obligations of a Company in excess of EUR 100,000 in the individual case or in the aggregate per fiscal year, (ii) incurred any capital expenditure or guarantee in excess of EUR 100,000, (iii) disposed of or encumbered any of its tangible or intangible long-term assets (Anlagevermogen) or shares in excess of EUR 100,000, or (iv) contributed services or assets (Einlage von Dienstleistungen oder Vermogensgegenstanden) into another Company, a joint venture or another third party company, with an (residual) individual value in excess of EUR 25,000 or aggregate value in excess of EUR 100,000;

               (e) none of the Companies has, whether in cash or in assets, made any distribution of profits or reserves to, or permitted any withdrawals by, or, except as otherwise disclosed in Exhibit 6.6(e), made any other payments to, or entered into any agreement or transaction with, its shareholders or any Affiliate thereof, and neither the shareholders of any of the Companies nor the Shareholders have passed any shareholders' resolution in this respect;

               (f) none of the Companies has become a party to any merger, divestiture of a business (in whole or in part) or a company, spin-off agreement or a similar transaction; and

               (g) except as otherwise disclosed in Exhibit 6.6(g), none of the Companies has undertaken to do any of the matters listed in paras. (a) to (f) above.

               SECTION 6.7 Real Estate.

               (a) None of the Companies owns any real property.

               (b) Exhibit 6.7(b)(i) sets forth a complete and accurate list of all leases pursuant to which the Companies lease real property. Each of the Companies has valid and enforceable leases or sub-leases, as the case may be, with respect to the real property that is leased to such Company. Except as otherwise disclosed in Exhibit 6.7(b)(ii), the real property leased by the Companies is appropriate and sufficient for purposes of conducting their respective businesses as currently being conducted. True, complete and accurate copies of each such lease or sub-lease have been provided to SMSC and are attached hereto as Exhibit 6.7(b)(iii).

               (c) The business conducted by the Companies on the leased real property is duly authorized by the applicable lease agreements. No event or condition exists, or to the best of the Representing Shareholder's knowledge, is alleged by any other party, to have occurred or exist, which constitutes a basis for a termination for cause (au(beta)erordentliches Kundigungsrecht) of any such agreements and no notice of termination with respect to any of the lease agreements listed in Exhibit 6.7(b)(i) has been served on any of the Companies.

               SECTION 6.8 Movable Property and Fixed Assets.

               All moveable property, installations and equipment reflected in the Financial Statements as assets of the Companies as at December 31, 2003 are owned by the Companies as of the date hereof, except for deletions, disposals, replacements and additions in the ordinary course of business. All moveable property, installations and equipment used by the Companies or necessary to operate the Companies (i) is either fully owned by the Companies free from any Liens, with the exception of statutory liens (gesetzliche Pfandrechte) (except if continuing due to misconduct by any of the Companies) and retention of title (Eigentumsvorbehalt) arising in the ordinary course of business (im gewohnlichen Geschaftsbetrieb), or (ii) is used or retained by the Companies under the terms of a valid and enforceable lease agreement listed in Exhibit 6.8, except for any lease agreements with an annual rent of less than EUR 5,000; provided that the aggregate amount of such annual rent payments does not exceed EUR 50,000.

               SECTION 6.9 Intellectual Property.

               (a) Exhibit 6.9(a) sets forth a complete and accurate list of the following categories of Owned Intellectual Property (as defined): (i) all registered Trademarks (as defined) and applications for Trademark registrations and material unregistered Trademarks (excluding any product names which are not registered as Trademarks); (ii) domain names; (iii) all Patents (as defined) and Patent applications; (iv) all registered Copyrights (as defined), mask works registered in the U.S. and topographies of micro electronic semiconductor products registered in countries other than the U.S.; (v) Software which is either (x) currently distributed by any of the Companies as products or incorporated in products or (y) used internally by any of the Companies and which is material for the business of the corresponding Company as currently conducted; and in each case specifying, as applicable: (i) the category of such Intellectual Property (as defined), (ii) the owner(s) of such Intellectual Property, (iii) the jurisdictions in which such Intellectual Property has been registered, or in which an application for such issuance or registration has been filed, and (iv) the registration or application numbers. Except as provided in Exhibit 6.9(a), one or more of the Companies are the sole and exclusive legal and beneficial owners of all right, title and interest in and to the Owned Intellectual Property listed in Exhibit 6.9(a). If and to the extent that one of the Companies is the co-owner of: (1) any Intellectual Property listed in
Exhibit 6.9(a); or (2) any designs, specifications, application programming interfaces, documentation, datasheets or application notes (to the extent they are Intellectual Property) relating to products currently distributed or sold by any of the Companies; such co-ownership is expressly indicated in Exhibit 6.9(a), specifying (i) the name of the co-owner(s) and (ii) any agreements (if any) between the respective Company and the co-owner(s) on the terms and conditions of the joint ownership.

               (b) The Owned Intellectual Property listed in Exhibit 6.9(a) and all material unregistered Copyrights that are comprised within the Owned Intellectual Property each are free and clear of any Liens (excluding any obligation to pay license fees, royalties or similar contractual payment obligations for the use of Intellectual Property payable to third parties ("License Fees")) and, subject to the agreements listed in Exhibit 6.9(c), none of the Companies has entered into any agreement with any third party (or has taken any other measure that could constitute an agreement) resulting in any other material condition or restriction limiting the use of the Owned Intellectual Property listed in Exhibit 6.9(a) or any material unregistered Copyright that are comprised within the Owned Intellectual Property. This
Section 6.9(b) does not contain any warranties with regard to the infringement of any third party Intellectual Property, which is exclusively dealt with in
Section 6.9(i).

               (c) Exhibit 6.9(c) sets forth a complete and accurate list of (i) all agreements under which the Companies use or have the right to use any Licensed Intellectual Property (as defined) which is either (x) incorporated in the products currently distributed or currently planned to be distributed by any of the Companies or (y) required for material business processes of the Companies and cannot be replaced or worked around within a reasonable time and at reasonable costs, in each case excluding commercially available standard Software, and (ii) all agreements under which the Companies have expressly granted to others the right to use any of the Owned Intellectual Property listed in Exhibit 6.9(a) and such Company IP which is licensed to any of the Companies under the agreements listed under (i) above, but excluding all non-exclusive licenses or sublicenses granted to (x) customers of any of the Companies in the ordinary course of business in connection with the sale or lease of Software, hardware or other products of the Companies solely for the purpose of using such Software, hardware or other products, and (y) distributors in distribution agreements, solely for the purpose of selling or leasing any of the Companies' software, hardware or other products; in each case indicating (A) the parties to the agreement; (B) the category of Company IP that is licensed (in and/or out), with a summary description of the relevant Company IP; (C) the corresponding License Fees paid by the Companies in 2004 or the applicable License Fees paid by third parties to the Companies in 2004, respectively; and (D) whether the license is exclusive or non-exclusive. All agreements listed in Exhibit 6.9(c) are valid and enforceable, except as otherwise indicated therein. The Companies' use of the Licensed Intellectual Property under the agreements listed in Exhibit 6.9(c) is in accordance with such agreements. This Section 6.9(c) does not contain any warranties with regard to the infringement of any third party Intellectual Property, which is exclusively dealt with in Section 6.9(i). On the date hereof, OASIS has provided SMSC with true, complete and accurate copies (which have been initialled by OASIS and SMSC for identification purposes) of all agreements listed in Exhibit 6.9(c), and all such agreements accurately reflect all obligations of any of the Companies to pay (whether past, present or future) any License Fees or other consideration in respect of the rights granted to the Companies thereunder. Other than the License Fees payable (i) to the persons, and (ii) under the agreements listed in Exhibit 6.9(c), the Companies have no Liabilities to pay License Fees to any person as of the date hereof, with the exception of License Fees payable for the use of any commercially available standard Software.

               (d) The business of the Companies as currently conducted does not require the use of any Intellectual Property other than the Owned Intellectual Property and the Licensed Intellectual Property; provided that any infringements of rights of third parties are exclusively subject to Section 6.9(i).

               (e) To the extent any of the Companies is the owner of the Software source code contained in any Software products that have been distributed by any of the Companies, (i) the material portions of such source codes have not been made available to any third parties (other than to members of the Staff of any of the Companies) without imposing reasonable confidentiality obligations on such third parties; and (ii) the Companies have issued reasonable instructions to their members of the Staff in order to safeguard and adequately document such source codes.

               (f) Unless otherwise set out in Exhibit 6.9(f), the Companies have paid all necessary registration and renewal fees for and have taken reasonable steps to protect and validly maintain the Owned Intellectual Property listed in Exhibit 6.9(a). Unless otherwise set out in Exhibit 6.9(f), (i) there is currently no pending litigation or other proceeding, (ii) in the last five
(5) years there has been no litigation or other proceeding threatened in writing, and (iii) in the last five (5) years, to the best knowledge of the Representing Shareholder, no litigation or other proceedings has been threatened other than in writing, which involves any of the Companies with respect to the Company IP or challenges the validity or enforceability of, or contests any of the Companies' rights with respect to, any of the Owned Intellectual Property listed in Exhibit 6.9(a) or any material unregistered Copyrights that are comprised within the Owned Intellectual Property. In the last five (5) years, the Companies have not received from any third party (x) any written assertion or claim challenging the validity or enforceability of, or contesting any of the Companies' rights with respect to, any of the Owned Intellectual Property listed in Exhibit 6.9(a) or any material unregistered Copyrights that are comprised within the Owned Intellectual Property or any agreement listed in Exhibit 6.9(c) relating to such Owned Intellectual Property, and (y) to the best knowledge of the Representing Shareholder, any such assertion or claim explicitly other than in writing. In case of co-owned Intellectual Property, this Section 6.9(f) is limited (A) with regard to registration and renewal fees as described in the first sentence of this Section 6.9(f) to payments for which the Companies are responsible in relation to the respective co-owners and (B) with regard to litigation and proceedings to such litigation and proceedings in which any of the Companies is a party or, if none of the Companies is a party, any litigation or proceedings of which, to the best of his or her knowledge, the Representing Shareholder is aware of, and (C) with regard to threats to those threats directed to any of the Companies or, if such threats have not been directed to any of the Companies, such threats of which, to the best of his or her knowledge, the Representing Shareholder is aware of.

               (g) With respect to members of the Staff of any of the Companies who fall under the German Employee Invention Act (Gesetz uber Arbeitnehmererfindungen), each of the Companies has claimed all service inventions (Diensterfindungen) of which such Company has been notified by means of an unlimited claim (unbeschrankte Inanspruchnahme) and the Patents relating thereto are listed in Exhibit 6.9(a). With regard to all members of the Staff of any of the Companies, independent contractors, agents, representatives, consultants or other third parties named as inventors in the Patents listed in
Exhibit 6.9(a) who do not fall under the German Employee Invention Act and all other members of Staff of any of the Companies who may develop inventions and all independent contractors, agents, consultants or other third parties that currently work for any of the Companies with the intention to develop inventions, the Companies have undertaken the necessary steps to either (i) become, and have become, the sole and exclusive owner of such inventions and all Patents related thereto or (ii) acquire the exclusive right to exercise all economic rights in such inventions and all Patents related thereto. Except for the persons set out in Exhibit 6.9(g), there are no further persons (including members of Staff of any of the Companies, independent contractors, agents, consultants or other third parties) who have contributed to the inventions covered by Patents listed in Exhibit 6.9(a). To the extent any Software listed in Exhibit 6.9(a) or other material Owned Intellectual Property has been developed by any member of the Staff of any of the Companies in the execution of his or her respective duties and/or following the instructions given by the respective Company, such Company has secured valid assignments of the legal rights or (to the extent these rights are non-assignable under the applicable statutory law) has acquired the exclusive right to exercise all economic rights (alle vermogensrechtlichen Befugnisse) in such Software or other material Owned Intellectual Property. As far as Software listed in Exhibit 6.9(a) or other material Owned Intellectual Property was created by independent contractors, agents, consultants or other third parties for the Companies, the Companies have secured valid assignments of the legal rights or otherwise acquired the exclusive right to exercise all economic rights in such Software or other material Owned Intellectual Property. In case Intellectual Property is co-owned by any of the Companies, the foregoing applies in relation to the partial ownership interest of the respective Company only.

               (h) Except as set out in Exhibit 6.9(h), the Companies are not under any obligation to pay compensation to any current or former member of the Staff of any of the Companies under the German Employee Invention Act. Except as provided in Exhibit 6.9(h), no member of the Staff of any of the Companies has asserted any payment claims in respect of any of the Owned Intellectual Property in addition to the remuneration expressly agreed in the applicable employment or service contract and, as of the date hereof, no member of the Staff of any of the Companies is entitled to any such additional payment claim.

               (i) Except as disclosed in Exhibit 6.9(i), to the best knowledge of the Representing Shareholder, neither the use or exploitation of any Intellectual Property nor the conduct and operations of the business in the manner currently conducted by the Companies or as conducted by the Companies at any time in the past, or the provision of services therein, infringes upon, violates or conflicts, or has infringed upon or violated in the past five (5) years, in any way any Intellectual Property of any third party. Except as set out in Exhibit 6.9(i), there is no pending or threatened written assertion or claim and there has been no written assertion or claim in the last five (5) years that any of the Companies' use or exploitation of any Intellectual Property or the conduct or operations of the business of the OASIS Group infringes upon or violates in any way the Intellectual Property of any third party. None of the Companies is, or within the last five (5) years has been, a party to any litigation or other proceeding, which involves a claim of infringement of any Intellectual Property of any person. To the best knowledge of the Representing Shareholder, no such assertion or claim has been explicitly made other than in writing in the last five (5) years and no such litigation or other proceeding has been explicitly threatened in the last five (5) years other than in writing. To the best knowledge of the Representing Shareholder, except as provided in Exhibit 6.9(i) there are no infringements by any third party of any material Owned Intellectual Property or any breaches by any third party of any licenses or other agreements involving any material Owned Intellectual Property.

               (j) None of the Companies has given or received within the last three (3) years any written notice of default or of any event which with the lapse of time would constitute a default under any material agreement relating to the Company IP, and, to the best knowledge of the Representing Shareholder, no such notice has been explicitly given or received orally during such time. None of the Companies is in default with regard to any material agreement relating to the Company IP, nor, to the best knowledge of the Representing Shareholder, is any other person in default with respect to any such material agreement.

               (k) Each of the Companies has taken reasonable measures to protect the confidentiality of its Trade Secrets, including appropriate confidentiality obligations in agreements under which any of the Companies licenses or otherwise discloses any of its material Trade Secrets to third parties. Except for those Trade Secrets used pursuant to the agreements listed in Exhibit 6.9(c), none of the Companies is restricted by license agreements, cooperation agreements, sale or transfer agreements or any other agreements, including oral agreements, to (i) enforce any statutory or common law rights it may have against the misappropriation or misuse of its material Trade Secrets by any third party, (ii) license or transfer its material Trade Secrets to third parties or (iii) otherwise use any of its material Trade Secrets. Except as set forth in Exhibit 6.9(c) there are no agreements in which any of the Companies licenses in or out any material Trade Secrets. To the best knowledge of the Representing Shareholder, none of the Companies is currently misappropriating or misusing or has in the past five (5) years misappropriated or misused any third party Trade Secrets. Within the last five (5) years, none of the Companies has received any written assertion or claim alleging any misappropriation or misuse of third party Trade Secrets by any of the Companies, and to the best knowledge of the Representing Shareholder, within the last five (5) years, none of the Companies has received any such assertion or claim explicitly other than in writing. To the best knowledge of the Representing Shareholder, no third party is misappropriating or misusing any of the Companies' material Trade Secrets or violating any confidentiality obligation it may have with regard to any of the Companies' material Trade Secrets.

               SECTION 6.10 Loans.

               A complete and accurate list of all outstanding loans extended by any of the Companies to any individual or any legal entity, stating the nominal amount, the interest rate, the date of disbursement and the outstanding amounts of principal and interest thereon as of the date hereof, is attached hereto as
Exhibit 6.10. As of the date hereof, there are no outstanding loans by any of the Companies to any Shareholder, employee or former employee of any of the Companies, except as otherwise disclosed in Exhibit 6.10.

               SECTION 6.11 Inventory.

               As of the date hereof, the inventory (Vorrate) of the Companies is owned by the Companies free from any Liens, subject only to statutory liens (except if continuing due to misconduct by any of the Companies) and retentions of title in the ordinary course of business. Such inventory is free of defects which would have been detected in the course of regular inspections by the Companies had such Company complied with its obligation pursuant to Section 377 of the German Commercial Code (Handelsgesetzbuch).

               SECTION 6.12 Off-Balance Sheet Liabilities.

               Except as  reflected in the  Management  Accounts or disclosed in
Exhibit 6.12(i), as of the date hereof none of the Companies has any contingent finance liabilities (Verbindlichkeiten aus schwebenden Finanzgeschaften) pursuant to finance lease agreements or foreign exchange transactions or financial engineering or otherwise. Except as reflected in the Management Accounts or disclosed in Exhibit 6.12(ii), none of the Companies has granted any guarantees (in any form whatsoever, including as a comfort letter) or security interest (Sicherheiten) with regard to, or assumed any liability for, the performance of obligations or liabilities of third parties (other than other Companies) which are still outstanding and, to the best knowledge of the Representing Shareholder, there has been no guarantee or security interest extended or liability assumed by any third party with regard to, or for the performance of, obligations or liabilities of the Companies which are still outstanding. Except as set forth in Exhibit 6.12 (iii), none of the Companies is participating in any hedging operations, interest rate or currency exchange rate swaps or agreements of similar speculative nature. Except as disclosed in this
Section 6.12 or Exhibits 6.12(i) to (iii), to the best of the Representing Shareholder's knowledge, as of the date hereof none of the Companies has any material off-balance sheet liabilities (nicht bilanzwirksame
Zahlungsverpflichtungen). For the purposes of the preceding sentence, (A) "off-balance sheet liabilities" shall not include (i) liabilities for defective or faulty products or services or (ii) liabilities arising in the ordinary course of business, and (B) "material" shall mean (i) any off-balance sheet liabilities in an amount of more than EUR 200,000 per individual case or (ii) in case of any such liabilities with a fixed term extending beyond one year (Dauerschuldverhaltnisse), any such liabilities in an amount of more than EUR 50,000 per year or (iii) any such liabilities below these individual threshold amounts which in the aggregate exceed the amount of (A) EUR 500,000 (in case of one-time liabilities) or (B) EUR 250,000 per year (in case of any such liabilities with a fixed term extending beyond one year). For the avoidance of doubt, nothing in this Section 6.12 shall limit the applicability of Section 6.21(a) with respect to liabilities for defective or faulty products or services of the Companies in accordance with the terms of such Section 6.21(a).

               SECTION 6.13 Contracts.

               (a) All contracts or undertakings to which any of the Companies is a party or is, to the best knowledge of the Representing Shareholder, an explicit third-party beneficiary (echter oder unechter Vertrag zu Gunsten Dritter), are valid, binding and enforceable (durchsetzbar). The content of such contracts (Vertragsinhalt) is not contrary to any legal or regulatory provisions, public policy or any judicial or administrative decisions. None of the Companies and, to the best knowledge of the Representing Shareholder, none of the counter-parties is, or has been, in any material breach of any such contract or undertaking.

               (b) With the exception of (A) those contracts listed in Exhibit 6.13(b), (B) employment and service agreements with members of the Staff of any of the Companies, (C) license agreements with respect to Intellectual Property, and (D) the agreements listed in Exhibit 6.6(d), the Companies are not a party to any verbal or written contracts which fall within one of the following categories:

               (i) contracts with a total consideration payable under such contract by any Company or by the respective counter-party (the "Contract Value") in excess of EUR 100,000 calculated on the date hereof (except for any falling under (ii) below);

               (ii)    contracts  whose remaining fixed term is greater than six
                       (6) months and with a Contract Value in excess of EUR 50,000 per calendar year;

               (iii) contracts (x) whose remaining fixed term exceeds one (1) year or (y) which are unlimited in time and may only be terminated by the Companies which are a party thereto with more than three (3) months' notice and/or with payment of an indemnity, except in each case for contracts with a Contract Value per calendar year of less than EUR 5,000; provided that the aggregate amount of payments under such contracts does not exceed EUR 50,000;

               (iv) contracts providing for agent's fees (Maklerlohn), introductory fees (Vermittlungsgebuhr) or similar fees to be paid by any of the Companies in return for business brought to the relevant Company;

               (v) contracts relating to the sharing of the profits of any Company or contracts which provide for a remuneration by reference to, or on the basis of, profits or turnover of such Company;

               (vi) contracts providing for the payments of commission fees (Provisionen) by any of the Companies;

               (vii) contracts or undertakings under whose terms one or more of the Companies is bound to refrain from carrying out or to restrict certain activities of its current business, or to refrain from competing;

               (viii)  contracts   pursuant  to  which  a  Company  has  granted
                       exclusive rights to third parties;

               (ix) contracts which have not been concluded on arm's length terms (wie zwischen unabhangigen Dritten);

               (x) consulting contracts (Beratervertrage) except to the extent they have been concluded with professional advisers such as lawyers, tax advisers and accountants in the ordinary course of the relevant Company's business;

               (xi)    contracts  that  relate  to  the   acquisition  of  other
                       entities or businesses, except for all contracts concerning the contribution and the transfer to OASIS of any shares of OSS, INC and SISYS in the year 2000;

               (xii) joint venture, partnership or shareholders' agreements other than those agreements which are disclosed elsewhere in this Agreement; and

               (xiii) any licensing agreement with regard to Intellectual Property with Renesas Technology Corp.

               (c) Exhibit 6.13(c) is a complete and accurate list of all verbal or written customer agreements or purchase orders of the Companies with a fixed Contract Value in excess of EUR 100,000 which (i) are still outstanding, or (ii) have been concluded within the past six (6) months.

               (d) Exhibit 6.13(d) is a complete and accurate list of all verbal or written license, supply, manufacturing and distribution agreements of the Companies with a fixed and still outstanding Contract Value in excess of EUR 25,000, except for license agreements with respect to Intellectual Property that are listed in Exhibit 6.9(c).

               SECTION 6.14 Insurance.

               Exhibit 6.14 contains a complete and accurate list of all of the Companies' current insurance policies, setting forth the type of insurance, the insurer, the term and notice period, the insured amount, the annual premium and any caps or deductibles. The Companies' current insurance policies are valid and, in the view of a prudent businessperson, provide adequate coverage with regard to the risks to which they relate. The corresponding premiums for such insurance policies have been paid timely by the Companies.

               SECTION 6.15 Relations with the Shareholders.

               Except as otherwise disclosed in Exhibit 6.15, neither the Representing Shareholder nor any of his or its Affiliates:

               (i) holds, either together or separately, in whole or in part, any property, assets or rights whatsoever, which any Company currently uses or of which any Company is a beneficiary for purposes of carrying out all or part of their business; or

               (ii) is a creditor or debtor of the Companies as a result of any agreement or undertaking whatsoever (except as a result of their employment by, or their service as board members or managing directors of, any of the Companies).

               SECTION 6.16 Commercial Relations.

               (a) Except as disclosed in Exhibit 6.16(a)(i) all sales to customers and all supply agreements concluded by any of the Companies within the past five (5) years have been concluded without an explicit waiver by such Company of its relevant general terms and conditions. Complete and accurate copies of the general terms and conditions of all Companies are attached as
Exhibit 6.16(a)(ii). None of the Companies is party to any agreements which oblige it in the future to accept unilaterally imposed purchase prices.

               (b) None of the Companies has been informed in writing, or, to the best knowledge of the Representing Shareholder, orally, of any intent on the part of its suppliers or customers to terminate or reduce their business relationship, where such termination or reduction would significantly adversely affect the relevant Company's ability to supply, its ability to sell or its financial position.

               SECTION 6.17 Non-US Labor Matters.

               (a) The employee data package provided by OASIS to SMSC on the date hereof and initialled by them for identification purposes (the "Employee
Data Package") sets forth a complete and accurate list of all employees, officers and directors, including managing directors (Geschaftsfuhrer) and members of the management board (Mitglieder des Vorstands), including persons who are on any form of leave (e.g., maternity leave (Mutterschutz), parental leave (Elternzeit)) and including apprentices (Auszubildende) (collectively, the "Staff") of all Companies, containing for each such member of the Staff of OASIS, OSS, SISYS, AB and KK (collectively, the "Non-US Companies") complete and accurate information with respect to the basic employee data set forth in the Employee Data Package, and, to the extent applicable, indicating any special status under applicable employment protection laws (i.e., handicapped (Schwerbehinderte), persons on maternity or parental leave, works council members (Betriebsratsmitglieder)) of which, to the best knowledge of the Representing Shareholder, any of the Non-US Companies is aware of.

               (b) Exhibit 6.17(b) contains complete and accurate copies of the standard employment agreements concluded by any of the Non-US Companies. No employment agreement concluded with a member of the Staff of any of the Non-US Companies by any of the Non-US Companies or currently being negotiated materially deviates from such standard employment agreements. The Employee Data Package contains complete and accurate copies of all service agreements (Dienstvertrage) concluded with current managing directors and members of the management board of the Non-US Companies, including, in particular, members of the Non-US Companies' management as well as any outstanding offers of service agreements made by any Non-US Company. The Employee Data Package contains complete and accurate copies of all agreements concluded with independent contractors (freie Mitarbeiter).

               (c) No works council (Betriebsrat) exists or has ever existed in any of the Non-US Companies. None of the Non-US Companies is subject to collective bargaining agreements with unions (Tarifvertrage) or shop agreements (Betriebsvereinbarungen) and no such agreement is currently being negotiated by any Non-US Company.

               (d) Exhibit 6.17(d) sets forth a complete and accurate list of all employee benefit plans and any other type of pension, retirement, life insurance, deferred compensation, bonus, incentive, fringe benefits (e.g., company cars), advantages in kind (including low and no interest loans), severance, disability benefits, medical care benefits, vacation benefits (Urlaubsgeld), profit sharing, stock purchase or stock option schemes, company saving plans or employee funds or similar plans or programs (whether by agreement or company practice (Betriebliche Ubung)) awarded to all of the Staff of any of the Non-US Companies, certain categories thereof or any individual thereof by which the Non-US Companies are bound. The Non-US Companies have complied and currently comply in each case in all material respects with all applicable obligations concerning such plans and programs and all accruals with respect thereto have been made in the Financial Statements and the Management Accounts as required by German GAAP and Section 6a of the German Income Tax Act.

               (e) Exhibit  6.17(e) sets forth a complete  and accurate  list of agreements or company practices between or by a Non-US Company and any of the members of Staff of any of the Non-US Companies or independent contractors concerning severance, termination, confidentiality, non-compete, change-of-control or retention (Bleibepramie) which have not yet been discharged by the Non-US Companies (except for any confidentiality obligations thereunder).

               (f) Except as a direct result of the  conclusion  of  Termination
Agreement I and Termination Agreement II and except for the employment agreements and the service agreements with the key members of management and key employees set forth in Exhibit 5.2(e)(ii), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (i) oblige the Non-US Companies to grant to any current or former member of their Staff or any current or former independent contractor or consultant any increased or modified benefit or payment; (ii) increase the amount of compensation due to any such member of their Staff or such independent contractor or consultant (iii) accelerate the vesting, payment or funding of any compensation, stock-based benefit, incentive or other benefit granted by any of the Non-US Companies.

               (g) None of the Non-US Companies has officially notified its Staff in writing or otherwise of any intent or commitment (whether or not legally binding) to create or implement any additional employee benefit plan or to amend, modify or terminate any plans or programs as described in Section 6.17(d) of this Agreement, except for immaterial amendments to any such plans or programs that will not result in an increase in the annual costs in respect of such plan or program incurred or to be incurred by any of the Non-US Companies.

               (h) As of the date hereof, there is no general labor dispute, strike or work stoppage or other concerted labor activity against any Non-US Company pending or (to the best of the Representing Shareholder's knowledge) threatened. The Representing Shareholder is not aware of any existing or imminent general labor disputes involving the employees of the Non-US Companies' main suppliers which may significantly affect the Non-US Companies' financial or economic situation and prospects.

               (i) The Employee Data Package sets forth all undertakings, obligations and agreements of any Non-US Company made vis-a-vis or with former members of Staff of the Non-US Companies, which have not yet been fully discharged (except for any confidentiality obligations thereunder) or terminated.

               (j) None of the Non-US Companies has made any still applicable undertakings in connection with any collective dismissal of employees of the Non-US Companies.

               (k) All of the Non-US Companies are now and have been in the past in compliance in all material respects with all individual employment agreements, service agreements, independent contractor agreements and consulting agreements and applicable labor laws.

               (l) None of the employees specified as "key employees" in the Employee Data Package who are in employment or service with any of the Non-US Companies as of the date hereof has resigned, or, to the best knowledge of the Representing Shareholder, made known to the management of the respective Non-US Company his or her intention to resign, within the six months preceding such date.
               (m) The accruals for obligations of the Non-US Companies under any plan or program as described in Section 6.17(d) of this Agreement or for benefits granted to individual members of Staff of any of the Non-US Companies and former members of Staff of any of the Non-US Companies as well as any current or former independent contractor or consultant of the relevant date were reflected in the Financial Statements and the Management Accounts in accordance with German GAAP. The Non-US Companies have effected all increases in pension, survivor, disability and medical care benefits as required under applicable laws and regulations.

               (n) There are no pending or, to the best of the Representing Shareholder's knowledge, threatened complaints, investigations or law suits, in each case regarding alleged breaches of contract, company practices (betriebliche Ubungen), applicable laws or regulations, against any of the Non-US Companies relating to any employment or human resources related issues, including benefits, employment, wages, compensation, termination, discrimination and safety, by any individual, employee representative body or association or governmental authority, and there were no such complaints, investigations or law suits in the past five years pending or, to the best of the Representing Shareholder's knowledge, threatened.

               (o) None of the Non-US Companies uses or has used any leased employees (Leiharbeitnehmer), and there are no complaints, actions, claims or proceedings pending or, to the best knowledge of the Representing Shareholder, threatened to be brought, by any such person or any governmental body to reclassify such leased employee or any independent contractor or consultant as a regular employee of any Non-US Company.

               SECTION 6.18 US Labor Matters.

               (a) The Employee Data Package provided by the Shareholders to SMSC prior to the date hereof sets forth a complete and accurate list of all Staff of all Companies, containing for each member of the Staff of INC complete and accurate information with respect to the basic employee data set forth in the Employee Data Package, and, to the extent applicable, indicating any special status under applicable employment protection laws (e.g., disability leave).

               (b) Exhibit 6.18(b) sets forth a complete and accurate list with respect to INC of:

               (i)     each  employment,  severance,  separation,   termination,
                       consulting,         confidentiality,         non-compete,
                       change-of-control, retention or other agreement, policy, arrangement or understanding between INC and any of the members of Staff of INC, independent contractors, former members of Staff of INC (solely in the case of such former members of Staff of INC, only to the extent INC has any obligation or liability that has not been fully discharged or terminated) as well as any outstanding offers of employment made by INC;

               (ii) deferred compensation, profit sharing, gain sharing, stock option, stock bonus, executive compensation, executive perquisites, executive supplemental retirement or any other long-term incentive or equity based plan, policy or agreement (such as stock appreciation rights or phantom stock, incentive and company savings schemes) to which INC is a party; and

               (iii) any "employee benefit plan" as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, or any undertakings in connection with pension, retirement, early retirement or health insurance plans, insofar as the Staff of INC concerned are entitled to receive advantages in addition to those provided for by law

               (collectively referred to as "Company Plans").

               (c) The Employee Data Package contains true, complete and accurate copies of (i) the Company Plans (and, if applicable, the trust agreements or other funding arrangements) and all amendments thereto and any written interpretations thereof (or, with respect to any such amendment or interpretation that is not in writing, a written description of the material terms thereof); (ii) the summary plan descriptions of such Company Plans, (iii) the most recent determination letter, if any, of the U.S. Internal Revenue Service relating to each Company Plan intended to qualify under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") and no event or condition has occurred or exists since the date of such letter that could be reasonably expected to result in disqualification of any such Company Plan; (iv) the most recent Internal Revenue Service Form 5500 filing, if applicable; (v) the most recent financial statement, if applicable; and (vi) the most recent actuarial report, if applicable. Each Company Plan has been administered in, and is in, compliance with its terms and with the requirements of applicable law, including ERISA, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Health Insurance Portability and Accountability Act of 1996, as amended, and the Code, except for any failures to be in such compliance that individually or in the aggregate would not reasonably be expected to result in a materi al liability to INC.

               (d) Neither INC nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with INC would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA, has incurred any liability pursuant to Title I or Title IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans and no condition exists that presents a risk to INC or any ERISA Affiliate of INC of incurring any such liability (other than liability for benefits or premiums payable to the Pension Benefit Guaranty Corporation ("PBGC") arising in the ordinary course that are not yet due), or after the date hereof, SMSC or any of its Affiliates. Neither INC nor any ERISA Affiliate of INC contributes or has ever been required to contribute to any "multi-employer plan" as defined in Section 3(37) of ERISA. There are no Company Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) as to which INC may incur any liability under Section 302 or Title IV of ERISA or
Section 412 of the Code.

               (e) With respect to each Company Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), INC has no obligation to provide health, life insurance, or death benefits (whether or not insured) with respect to current or former members of Staff of INC after retirement or other termination of employment or service, other than as required under Section 4980B of the Code, and each such Company Plan may be amended or terminated at any time without incurring liability thereunder.

               (f) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will (i) entitle any current or former member of Staff or consultant of INC to any increased or modified benefit or payment; (ii) increase the amount of compensation due to any such member of Staff of INC, independent contractor or consultant; (iii) accelerate the vesting, payment or funding of any compensation, stock-based benefit, incentive or other benefit; (iv) result in any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or
(v) cause any compensation to fail to be deductible under Section 162(m) or any other provision of the Code.

               (g) INC has not officially notified the Staff of INC in writing or otherwise of any intent or commitment (whether or not legally binding) to create or implement any additional employee benefit plan or to amend, modify or terminate any Company Plan, except for immaterial amendments to any Company Plan that will not result in a material increase in the annual costs in respect of such plan incurred or to be incurred by INC.

               (h) Neither is INC subject to collective bargaining agreements with unions nor are such agreements currently negotiated by INC. As of the date hereof, there is no general labor dispute, strike or work stoppage or other concerted labor activity against INC pending or, to the best of the Representing Shareholder's knowledge, threatened. The Representing Shareholder is not aware of any existing or imminent general labor disputes involving the employees of INC's main suppliers which may significantly affect INC's financial or economic situation and prospects.

               (i) INC is now and has been in the past in compliance in all material respects with all individual employment, independent contractor or consultant agreements and applicable labor laws.

               (j) None of the employees specified as "key employees" in the Employee Data Package who are in employment or service with INC as of the date hereof has resigned, or made known his or her intention to resign to the management of INC, within the six months preceding such date.

               (k) The accruals for obligations of INC under any Company Plan or benefits granted to individual members of Staff of INC and former members of Staff of INC reflected on the Financial Statements and Management Accounts for fiscal years 2003 and 2004 were as of December 31, 2003 and December 31, 2004, respectively, determined in accordance with US GAAP. INC has effected all increases in pension, survivor, disability and medical care benefits as required under applicable laws and regulations.

               (l) All present members of Staff of INC have executed the proprietary information agreement set forth in Exhibit 6.18(l).

               (m) All members of the Staff of INC have acknowledged receipt and agreement with the current employee handbook in their respective locations.

               (n) INC  complies  and has  complied in the past with the Federal
Family Medical Leave Act and its rules and regulations relating to the facilities and employees of INC. None of the members of the Staff of INC are on disability leave.

               (o) With respect to any Company Plan,  within the past five years
INC:

               (i) has not materially reduced or restricted any employee benefits or terminated any Company Plan; and

               (ii)    has made all  contributions  or premium  payments  to the
                       extent  legally   (i.e.,   by  statute  or  by  contract)
                       required.

               (p) There are no pending, or to the best knowledge of the Representing Shareholder threatened, complaints, investigations or law suits, in each case regarding alleged breaches of applicable laws or regulations, against INC relating to any unfair labor practice, employment or human resources related issues, including benefits, employment, wages, compensation, termination, discrimination and safety, by any individual, governmental authority or private agency, and there were no such complaints, investigations or law suits in the past five years.

               (q) INC has verified the U.S. employment eligibility of all members of the Staff employed by INC in accordance with the Immigration and Nationality Act of 1952 and the Immigration Reform and Control Act of 1986. No members of the Staff employed by INC who are authorized for employment under non-immigrant employment visas are out of status, have been out of status, or are at imminent risk of being out of status.

               (r) Except as otherwise disclosed by the Shareholders to SMSC in writing prior to the date hereof, INC has no leased employees, consultants or independent contractors, and there are no complaints, actions, claims or proceedings pending or, to the best knowledge of the Representing Shareholder, threatened to be brought, by any such person or any governmental body to reclassify such leased employee, consultant or independent contractor as a regular employee of INC.

               SECTION 6.19 Permits, Compliance with Laws.

               (a)  Except as  disclosed  in  Exhibit  6.19(a),  all  public law approvals, authorizations, consents, certifications and permits (offentlich-rechtliche Genehmigungen) required under applicable law for the businesses, activities and assets of each of the Companies have been obtained and are in full force and effect, and the businesses and activities of the Companies are carried out in accordance with such approvals, authorizations, consents, certifications and permits.

               (b) Except as set forth on Exhibit 6.19(b), each of the Companies is in compliance, and in the past five years has complied in all material respects with, all applicable laws and regulations and judgments and orders of courts, arbitrators or other judicial or regulatory authority applicable to it or its property.

               SECTION 6.20 Tax, Social Security, Customs.

               (a) Each of the Companies has timely paid and discharged all taxes, and charges accessory to taxes (Steuern und steuerliche Nebenleistungen within the meaning of Section 3 of the German Tax Code (Abgabenordnung) and any comparable taxes and additions thereto under the laws of any non-German jurisdiction), withholdings (including payroll withholdings), public charges and contributions (Beitrage und Gebuhren), arrears, advance payments and social security contributions (Sozialversicherungsbeitrage and comparable charges under the laws of any non-German jurisdiction), surcharges, and penalties for US tax purposes (in each case principal and interest) owed by them (on their own behalf or on behalf of third parties) pursuant to applicable laws and regulations (collectively referred to as "Taxes").

               (b) Each of the Companies has filed within the applicable deadlines all Tax and Tax-related declarations, notices, returns and reports as required by applicable laws and regulations. To the best knowledge of the Management Shareholders' Representative and the persons referred to in Exhibit 6.20(b), such declarations, notices, returns and reports are complete and correct, except for the recording of the tax book values of OASIS in INC and, possibly, in OSS. Except for VAT, none of the Companies is currently the beneficiary of any extension of time to file any Tax or Tax-related return. None of the Companies is subject to Taxes, via permanent establishment or otherwise, in any jurisdiction other than the ones in which it is currently filing income Tax returns. All Tax relevant transactions and events have been duly documented in the books and records of the Companies and all bookkeeping and relevant business records (not including a transfer pricing documentation) have been properly prepared and retained and are available for all periods, in each case as required by applicable laws and regulations. There are no Liens on any of the assets of the Companies that arose in connection with any failure (or alleged failure) to pay any Taxes.

               (c) Except as set forth on Exhibit 6.20(c), none of the Companies is the subject of any Tax audit, any comparable measures under the laws of any non-German jurisdiction, any dispute with any Tax, customs, or social security authority as well as any similar body which may give rise to Taxes, or has received any pending request for information from any such authority or any such similar body. To the best knowledge of the Representing Shareholders, no such Tax audits, comparable measures or disputes are imminent, threatened or likely to be threatened. None of the Companies is or has been subject to any litigation or any formal objection procedure (Einspruchsverfahren) including similar proceedings under the laws of any non-German jurisdiction, in each case with respect to Taxes.

               (d) None of the Companies has benefited from any fiscal advantage or favorable Tax regime in exchange for undertakings or obligations by which it is still bound or shall incur any additional Tax burden after December 31, 2004 as a result of obtaining any fiscal advantage or favorable Tax regime, in either case other than those under generally applicable income Tax laws and regulations. None of the Companies has received any subsidies that may be, or may become, repayable following the date hereof.

               (e) None of the Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (f) The claims for Tax refunds have not been overstated in the Financial Statements or the Management Accounts.

               (g) None of the Companies is a party to any Tax allocation or Tax sharing agreement with the exception that a fiscal unity between the Companies may exist for VAT purposes. Except in relation to the tax audit referred to in No. 1 of Exhibit 6.20(c), there is no pending or threatened dispute or claim concerning any Tax liability related to a consolidated Tax return or fiscal unity that included any Company.

               (h) None of the shares of OASIS in INC are tainted shares which do not qualify for the 95 % capital gains exemption within the meaning of
Section 8b(2) of the German Corporate Income Tax Act (Korperschaftsteuergesetz). Any shares of OASIS in INC are recorded in the draft restated tax balance sheet of OASIS as of December 31, 2000, which is attached hereto as Exhibit 6.20(h), at a value equal to their fair market value (Teilwert) as of December 14, 2000, and, for the purpose of a restructuring following the date hereof and involving the sale or contribution of the shares in INC to a U.S. entity, such value, as set forth on Exhibit 6.20(h), has to be recognized by the German Tax authorities as the correct value under currently applicable tax laws and regulations after the filing of a restated tax balance sheet of OASIS showing the value mentioned in Exhibit 6.20(h).

               SECTION 6.21 Litigation.

               Except  for  litigation  relating  to  labor  law,   Intellectual
Property or Tax:

               (a) except as otherwise disclosed in Exhibit 6.21(a), none of the
Companies is involved in any way whatsoever in any pending (rechtshangig) or, to the best knowledge of the Representing Shareholder, is likely to become involved in any administrative (to the extent it is contentious), judicial or arbitral proceedings. To the best knowledge of the Representing Shareholder, no Shareholder or member of any Shareholder is involved in such proceeding against any other Shareholder or member of any other Shareholder in relation to the Companies.

               (b) No administrative (to the extent it is based on a contentious proceeding), judicial or arbitral decisions have been rendered against any of the Companies which will materially affect the financial or economic situation and prospects of the OASIS Group taken as a whole.

               SECTION 6.22 No Insolvency.

               None of the Companies is, or has been in the past, the subject of any bankruptcy, insolvency or similar proceedings opened or initiated by the competent courts, or of a judgment of dissolution, and there do not exist any reasons justifying such a procedure or judgment concerning any of the Companies. None of the Companies is over-indebted or is, or is expected to be, unable to pay its debts, when they become due.

               SECTION 6.23 Bank Accounts and Signature Powers.

               (a) Exhibit 6.23(a) sets forth a complete and accurate list of the bank accounts and safe deposit boxes (Schlie(beta)facher) opened in any Company's name, with the names of those persons authorized to operate such accounts or who have access to such boxes.

               (b) Exhibit 6.23(b) sets forth a complete and accurate list of all powers of attorney (Vollmachten) granted by the Companies for purposes other than the operation of bank accounts, with details of powers so granted and the positions occupied by the beneficiaries.

               SECTION 6.24 Intermediaries.

               Except as set forth on Exhibit 6.24, none of the Companies has concluded any agreements with any intermediaries or advisors whatsoever which would bind one of the Companies to pay, either directly or indirectly, any remuneration, commissions or fees as a result of the signature of this Agreement, or the performance of the transaction contemplated hereby.

               SECTION 6.25 Private Placement of Consideration Shares.

               To the extent a Representing Shareholder receives Consideration Shares, such Representing Shareholder is acquiring such shares for investment purposes and not with a view to distribution or transfer, it being understood that, subject to the restrictions contained in Sections 2.3, 3.1(b) and the following sentence, the power to dispose of Consideration Shares is within such Representing Shareholder's discretion. The Consideration Shares will be issued without registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and each Representing Shareholder may only transfer the Consideration Shares pursuant to an effective registration statement or an applicable exemption from registration under the Securities Act.


                                   ARTICLE VII
                                   -----------

                     REPRESENTATIONS AND WARRANTIES OF SMSC
                     --------------------------------------

               SMSC hereby represents and warrants to the Shareholders in the form of an independent guarantee (selbstandiges Garantieversprechen within the meaning of Section 311(1) of the German Civil Code) that the representations and warranties set forth in this Article VII are correct as of the date hereof. The scope and content of each representation and warranty of SMSC contained in this
Article VII as well as SMSC's liability arising hereunder shall be exclusively defined by the provisions of this Agreement. No representation and warranty of SMSC shall be construed as a guarantee within the meaning of Sections 443 and 444 of the German Civil Code.

               SECTION 7.1 Legal Organization of SMSC and SMSC Germany.

               (a) SMSC is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware.

               (b) SMSC Germany is a limited liability company (Gesellschaft mit beschrankter Haftung) duly incorporated and validly existing under German law.

               SECTION 7.2 Authorizations of SMSC and SMSC Germany.

               (a) The execution and performance by SMSC and by SMSC Germany of this Agreement and of all other agreements contemplated hereunder are within SMSC's and SMSC Germany's corporate powers and have been duly authorized by all necessary corporate action.

               (b) The execution and performance by SMSC and by SMSC Germany of this Agreement and of all other agreements contemplated hereunder require no approval or consent by any governmental authority.

               (c) The execution and performance by SMSC and by SMSC Germany of this Agreement and of all other agreements contemplated hereunder do not (i) violate the certificate of incorporation or by-laws of SMSC or SMSC Germany, respectively, or (ii) violate any applicable law or decision by any court or governmental authority binding on SMSC or SMSC Germany.

               SECTION 7.3 Available Funds.

               SMSC and SMSC Germany will have sufficient immediately available funds to enable them to pay the Initial Consideration and the Contingent Consideration as set forth herein.

               SECTION 7.4 Consideration Shares.

               The  Consideration  Shares  to be  issued  and  delivered  to the
Shareholders as part of the Initial Consideration and the Contingent Consideration in accordance with Section 4.2 have been duly authorized by all necessary corporate action and, upon issuance, will be validly issued shares of common stock with a par value of USD 0.10 each, credited as fully paid and nonassessable, in the capital of SMSC ranking equally with the other shares issued in SMSC which trade on NASDAQ under the symbol "SMSC" and not subject to or issued in violation of any purchase option, pre-emptive or other similar rights. Such Consideration Shares will be subject to statutory and contractual transfer restrictions, which will restrict private and public placements of the Consideration Shares and permit such placements only after release from the Lock-up and in accordance with the release schedules set forth in Sections 3.1(b) and 4.2(b).

               SECTION 7.5 SEC Reports.

               Since January 1, 2002, SMSC has filed all material forms, reports, statements and other documents required to be filed by it with the SEC, including (a) all annual reports on Form 10-K, (b) all quarterly reports on Form 10-Q, (c) all proxy statements relating to meetings of stockholders (whether annual or special), (d) all material current reports on Form 8-K, and (e) all other material reports, schedules, registration statements or other documents required to be filed with the U.S. Securities and Exchange Commission ("SEC"). All of the documents filed by SMSC with the SEC during such period, including all exhibits contained or incorporated by reference in such documents and as amended to date, are collectively referred to as the "SMSC Reports". The SMSC Reports (i) have been prepared in all material respects in accordance with the requirements of the Securities Act or the U.S. Securities Exchange Act of 1934, as amended, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               SECTION 7.6 Financial Statements.

               The audited financial  statements and unaudited interim financial statements (including the related notes and schedules) of SMSC and its consolidated subsidiaries included or incorporated by reference in the SMSC
Reports were prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods reflected therein and fairly present the consolidated financial position of SMSC and its consolidated subsidiaries as of the dates indicated and its consolidated results of operations and cash flows for the periods then ended, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments.

               SECTION 7.7 No Material Adverse Change.

               Since the date as of which information is given in the SMSC Reports, there has not been any Material Adverse Change, or, to the best of SMSC's knowledge, any development which is reasonably likely to cause a Material Adverse Change of SMSC and its subsidiaries taken as a whole, other than as disclosed in the SMSC Reports.


                                  ARTICLE VIII
                                  ------------

                                INDEMNIFICATION
                                ---------------

               SECTION 8.1 Notification of Claims.

               SMSC shall notify the relevant Shareholder or the Management Shareholders' Representative (as defined below), as the case may be, in writing of any claim being asserted by SMSC or SMSC Germany against any Shareholder under or in connection with this Agreement, describing in reasonable available detail the nature of the claim and to the extent possible a good faith estimate of the amount involved.

               SECTION 8.2 Cure Period.

               If any of the representations and warranties contained in Sections 6.1 to 6.25 is partially or wholly incorrect, SMSC shall give each Representing Shareholder the opportunity to put, within a period of 30 (thirty) days after receipt of the relevant notification pursuant to Section 8.1, SMSC and, at the request of SMSC, SMSC Germany and/or the respective entity of the OASIS Group, in the position in which they would have been had such representation and warranty been correct (Naturalrestitution).

               SECTION 8.3 Indemnification by the Shareholders.

               (a) If the Representing Shareholders fail to cure such incorrectness of a representation and warranty in accordance with Section 8.2 or if such incorrectness cannot be cured, the Representing Shareholders shall indemnify (Schadensersatz leisten) SMSC and, at the request of SMSC, SMSC Germany and/or the respective Company, from and against all costs, liabilities, claims, losses or damages, including the costs of any settlement in accordance with the procedures set forth in Section 8.4, reasonable legal, accounting and experts' fees as well as other consequential and indirect damages (but excluding lost profits (entgangene Gewinne) and internal administrative and overhead costs) plus interest thereon from the date on which the indemnification claim is asserted in writing at an annual rate equal to the default interest rate set forth in Section 1.7 (the "Losses") resulting from or arising out of any such incorrectness and thereby putting SMSC and, at the request of SMSC, SMSC Germany and/or the respective entity of the OASIS Group, in the financial position in which they would have been had such representation and warranty been correct (Geldersatz). Such indemnification shall be irrespective of any fault (Verschulden) on the part of the Representing Shareholders. The statutory rules regarding mitigation of damage (Schadensminderung) and set-off of benefits (Vorteilsausgleichung) pursuant to Section 249 et seq. of the German Civil Code shall apply.

               (b) SMSC's rights to demand indemnification for any incorrectness of any representation or warranty made by the Representing Shareholders in this Agreement shall be excluded in case of actual knowledge of SMSC or its representatives or advisors of such incorrectness at the date hereof. However, SMSC's rights to demand indemnification shall not be excluded in case of negligent or gross negligent ignorance of SMSC or its representatives or advisors that a representation or warranty of the Representing Shareholders under this Agreement is not or may not be correct, even if the underlying facts of such incorrect representation or warranty have been disclosed to SMSC or its representatives or advisors. Section 442(1) 2nd Sentence of the German Civil Code shall be excluded.

               (c) For the avoidance of doubt: (i) only SMSC shall be entitled to demand indemnification from the Shareholders, and (ii) SMSC shall be entitled to demand indemnification from the Shareholders from and against all Losses incurred by SMSC, SMSC Germany and/or any of the Companies. If and to the extent that any of SMSC, SMSC Germany and/or any of the Companies has been indemnified from and against any Losses by the Shareholders, the same Losses shall not be recoverable twice by any of SMSC, SMSC Germany or any of the Companies.

               SECTION 8.4 Third Party Claims.

               In the case of the commencement of any action or proceeding, the assertion of any claim or the imposition of any penalty or assessment by a third party (including Tax authorities and other governmental agencies) which may result in claims being brought against any of the Shareholders pursuant to this Agreement (a "Third Party Claim"), SMSC shall, without undue delay after the date on which the Third Party Claim has arisen, provide all Shareholders potentially liable hereunder with respect to such Third Party Claim (the "Relevant Shareholders") with notice of such Third Party Claim, together with copies of all documents and information in connection with such Third Party Claim reasonably necessary for the Relevant Shareholders to investigate the Third Party Claim. SMSC shall defenditself, and shall cause SMSC Germany and the defendant of such Third Party Claim to defend itself against such Third Party Claim in accordance with the statutory obligation regarding mitigation of damage (Schadensminderungspflicht) (whether or not applicable under statutory law) to mitigate the Losses payable by the Relevant Shareholders under Articles VI and/or VIII with respect to such Third Party Claim. SMSC shall keep the Relevant Shareholders (except for Yazaki and Mr. Erdmann) fully informed regarding the progress of such defense and shall permit the Relevant Shareholders to assist in the defense of the claim. Failure by SMSC to comply with its notification and information obligations provided in this Section 8.4 shall not relieve the Relevant Shareholders' indemnification obligations under this Agreement if and to the extent that SMSC is able to show that its failure has not materially prejudiced SMSC's or, as the case may be, SMSC Germany's or the relevant defendant's ability to defend such Third Party Claim.

               SECTION 8.5 Survival of Representations and Warranties of the Shareholders.

               Claims based on Articles VI and/or VIII (excluding the specific indemnities pursuant to Sections 8.8, 8.9, 8.10 and 8.11 in respect of which the limitation periods set forth in such Sections shall apply) shall, unless a statement of claim has been filed by SMSC with the competent arbitration organization, become time-barred (verjahren) upon the lapse of eighteen (18) months following the date hereof, except that claims based on or for breach of the representations and warranties contained in (i) Sections 6.1(d), 6.2 and 6.3 shall become time-barred at the close of the tenth (10th) anniversary of the date hereof, (ii) Section 6.9 shall become time-barred at the close of the third
(3rd) anniversary of the date hereof, and (iii) Section 6.20 shall become time-barred six months after the date on which any relevant Tax or social security insurance assessment becomes final and binding. The statutory provisions on the suspension of time-barring (Hemmung der Verjahrung) are hereby excluded, except for Sections 204 Nos. 1, 10 and 11 and 205 of the German Civil Code (and Section 203 of the German Civil Code to the extent applicable pursuant to Section 10.7(d)).

               SECTION 8.6 Limitations on Shareholders' Liability.

               (a) Without prejudice to the following sentences, all and any claims against any Shareholder under Articles VI and/or VIII shall be limited to a maximum aggregate amount equal to 100% of the Initial Consideration paid to such Shareholder. However, all and any claims against any Shareholder (except
DEWB) under Articles VI and/or VIII (other than claims for breach of any of the representations and warranties set forth in Sections 6.1(a) through (e), 6.2 and 6.3) shall be limited to a maximum aggregate amount equal to the Initial Consideration placed into escrow for the account of such Shareholder pursuant to
Section 3.2(a) and all and any claims against DEWB under Articles VI and/or VIII (other than claims for breach of any of the representations and warranties set forth in Sections 6.1(a), (d) and (e), 6.2 and 6.3) shall be limited to a maximum amount equal to 25% of the Initial Consideration payable to DEWB pursuant to Section 3.1(a). All and any claims against the relevant Representing Shareholders for breach of the representation and warranty set forth in Section 6.20(h) shall be limited to a maximum aggregate amount of EUR 3,000,000. For the avoidance of doubt, the various limitations on liability contained in this
Section 8.6 shall, to the extent that they are applicable to any particular claim, apply concurrently with each other (nebeneinander) - e.g. a claim for a breach of any of the representations and warranties contained in Section 6.20(h) shall count not only against the limitation on liability contained in the preceding sentence but also against those contained in the first and second sentences of this Section 8.6.

               (b) Notwithstanding any other provision of this Agreement, for as long as the Escrow Accounts or Escrow Deposits have not been dissolved, all and any claims against any of the Shareholders under Articles VI and/or VIII of this Agreement shall be limited to a right to the use (Verwertung) of the Escrow Shares or to the release of the Escrow Cash in accordance with the terms of the Escrow Agreement.

               (c) If and to the extent that SMSC has a claim against more than one of the Shareholders under Articles VI and/or VIII of this Agreement, the liability of each of the relevant Shareholders shall be limited as follows:

               (i) if all Shareholders are liable for the relevant claim, to a percentage of the amount of the claim equal to the Representing Shareholder's percentage of shareholding in OASIS as shown in Exhibit A;

               (ii) if only Messrs. Hetzel, Heck, Winkelmann, Klos and Buhrer, OSS LLC and DEWB are liable for the relevant claim, to the following percentage of the amount of the claim:

                       Name                         Percentage
                       ====                         ==========

                       DEWB                            33.33%

                       OSS LLC                         33.28%

                       Mr. Herbert Hetzel              17.33%

                       Mr. Patrick Heck                5.02%

                       Mr. Matthias Winkelmann         5.02%

                       Mr. Rainer Klos                 5.02%

                       Mr. Jorg Buhrer                 0.98%;

               (iii) if only Messrs. Hetzel, Heck, Winkelmann, Klos and Buhrer and OSS LLC are liable for the relevant claim, to the following percentage of the amount of the claim:

                       Name                         Percentage
                       ====                         ==========

                       OSS LLC                         49.93%

                       Mr. Herbert Hetzel              26.00%

                       Mr. Patrick Heck                7.53%

                       Mr. Matthias Winkelmann         7.53%

                       Mr. Rainer Klos                 7.53%

                       Mr. Jorg Buhrer                 1.48%.

               (iv) in all other cases, the individual claim against each Shareholder shall be calculated as follows:

                                    Q1
                        Di=Dtx --------------
                               (Q1+Q2+...+Qn)

                       where Di shall be the amount payable by such Shareholder,

                       where Dt shall be the aggregate amount of the Losses,

                       where  Qi  shall   be  the   percentage   equal  to  such
                       Shareholder's percentage of shareholding in OASIS as shown in Exhibit A,

                       where Q1+Q2+...+Qn shall be the sum of all percentages of shareholdings in OASIS as shown in Exhibit A of all Shareholders that are liable for the relevant claim.

               (d) Subject to Section 8.6(f), SMSC shall only be entitled to assert claims against the Shareholders for any incorrectness of a representation and warranty or pursuant to Section 8.10 if (i) each individual claim for indemnification against the Shareholders (as a group) exceeds EUR 25,000 (twenty five thousand Euro) and (ii) the aggregate amount of all claims for indemnification against the Shareholders (as a group) exceeds EUR 700,000 (seven hundred thousand Euro), in which case the full amount of all indemnification claims exceeding EUR 25,000 may be asserted (Freigrenze). This limitation shall not apply in respect of any claims against the Shareholders for any incorrectness of the representations and warranties contained in Sections 6.1(a) through (e), 6.2, 6.3 and 6.6(e), and, for the avoidance of doubt, in respect of any indemnification claim pursuant to Sections 8.8, 8.9 and 8.11.

               (e) Subject to Section 8.6(f), all and any claims against any Shareholder under Article VI and/or Article VIII shall be excluded if and to the extent that

               (i) in respect of the particular matter of the relevant claim of SMSC a specific allowance, provision or reserve has been made in the Financial Statements or Management Accounts;

               (ii) the Losses which are the subject matter of the claims of SMSC have been recovered by SMSC, SMSC Germany or the relevant Company under any insurance held by any Company;

               (iii) SMSC, SMSC Germany or the Companies have obtained any Tax benefits in (portions of) assessment periods after December 31, 2004 to the extent they arise as a result of the incurrence of any Taxes to be indemnified under
                       Section 6.20; or

               (iv) the liability arises from, or was altered by, changes in circumstances or changes in the legal position
                       (Rechtslage) (including changes in case law (Rechtsprechung) or administrative practice (Verwaltungspraxis)) which occurred after the date hereof.

               (f) None of the exclusions and  limitations  set forth in Section
8.6 (e) shall apply in respect of any claims against the Shareholders for any incorrectness of the representations and warranties contained in Sections 6.1(a) through (e), 6.2 and 6.3 and any indemnification claim pursuant to Section 8.9.

               (g) If and to the extent a Party cannot bring a claim (i) based on the incorrectness of a specific representation and warranty set forth in Articles VI or VII which it could have brought had a particular matter not been disclosed in an Exhibit thereto or (ii), for the indemnification pursuant to
Section 8.10,  which it could have brought had the matter not been  disclosed in
Exhibit 6.9(f) and/or Exhibit 6.9(i), such Party may not bring a claim with regard to the same matter under a more general representation and warranty or, with respect to claims under Section 8.10(a), under any of the representations and warranties (Prinzip des lex specialis derogat legi generali).

               (h) Where a representation and warranty is qualified by the reference to the knowledge or best knowledge of a Shareholder, only the Representing Shareholder's actual own knowledge (eigene positive Kenntnis) shall be relevant; except that where the knowledge or best knowledge (i) of any of Messrs. Hetzel, Heck, Klos, Winkelmann or Buhrer or OSS LLC is relevant, they shall also be deemed not only to have the knowledge which Mr. Hetzel actually possesses on the date hereof, but also the knowledge that (A) Mr. Hetzel had possessed had he exercised the diligence of a prudent member of the management board (Sorgfalt eines ordentlichen und gewissenhaften Geschaftsleiters) within the meaning of Section 93(1) of the German Stock Corporation Act, and (B) (but only for the purposes of Section 6.9) any of Messrs. Heck, Klos, Winkelmann, Ho and Knapp actually possesses on the date hereof; and (ii) of DEWB is relevant, DEWB shall also be deemed not only to have the knowledge which Ms. Sabine Ahlers actually possesses on the date hereof, but also the knowledge that any other representative of DEWB on the supervisory board of OASIS and/or OSS within the past five (5) years actually possessed at the time when he or she were employed by or member of the management of DEWB; provided that the knowledge of former representatives of DEWB on the supervisory board of OASIS and/or OSS who are no longer employees of DEWB on the date hereof shall only be attributed to DEWB to the extent it is documented in minutes of the supervisory board or other documentary records.

               SECTION 8.7 No Joint Liability; No Joint Creditors.

               (a)   The    Shareholders    shall   not   be   jointly    liable
(Gesamtschuldner)   but  only  severally  liable   (Einzelschuldner)  for  their
obligations and liabilities under this Agreement.

               (b) Notwithstanding the provisions in Section 10.7 of this Agreement, the Shareholders are not joint creditors (Gesamtglaubiger), but only several creditors (Einzelglaubiger) in respect of the rights and claims to which they are entitled under this Agreement.

               SECTION 8.8 Infineon Indemnity.

               (a) The Shareholders (except for Yazaki and Mr. Erdmann) shall pay to SMSC or, at the request of SMSC, to SMSC Germany or to any of the Companies, an amount equal to the Losses incurred by SMSC, SMSC Germany and/or any of the Companies in connection with the current dispute with Infineon Technologies AG concerning the OS8300 IC as described in Exhibit 6.21(a). The provisions of Section 8.4 shall apply with regard to such dispute and SMSC shall, and shall cause SMSC Germany and the Companies to, comply with the statutory obligation regarding mitigation of damage (as if applicable under statutory law) to mitigate the Losses payable by the relevant Shareholders with respect to the aforementioned dispute.

               (b) For the avoidance of doubt, the provisions contained in the second sentence of Section 8.5 and in Section 8.6 shall apply to the specific indemnity pursuant to this Section 8.8. The obligations of the Shareholders (except for Yazaki and Mr. Erdmann) pursuant to this Section 8.8 shall become time-barred six (6) months after the end of the dispute, whether through a final court judgment, arbitral award, settlement agreement, acknowledgment of claims, withdrawal of the claim brought or otherwise (as evidenced in writing).

               (c) Section 8.3(c) shall apply mutatis mutandis.


               SECTION 8.9 Tax Indemnity.

               (a) The Shareholders (except for Yazaki and Mr. Erdmann) shall pay to SMSC or, at the request of SMSC, to any of the Companies an amount equal to the amount necessary to indemnify and hold harmless any of the Companies from and against any liability of such Company for (A) any Taxes relating to (portions of) periods ending on or prior to December 31, 2004, and (B) any Losses (as defined in Section 8.3(a) with the exception of "other consequential and indirect damages") relating to such Taxes (including reasonable professional fees for the preparation of a transfer pricing documentation incurred in the course of a Tax audit relating to (portions of) periods ending on or prior December 31, 2004). However, no such obligation shall exist to the extent that:

               (i) such Taxes have been reflected or provided for in the Management Accounts; or

               (ii) SMSC or the Companies have actually obtained any Tax benefit (not including Tax refunds within the meaning of Section 8.9(e)) after 31 December 2004 which arises from the adjustment giving rise to any Tax to be indemnified hereunder; or

               (iii) such Taxes result from a restructuring or an alteration of a Company's balance sheet (Bilanzanderung) or from any Tax election or optional accounting method change (not including an amendment of a Company's balance sheet (Bilanzberichtigung)) which takes place after the date hereof but has a retroactive effect on (portions of) periods ending on or prior to December 31, 2004; provided that such action is not required by applicable laws or regulations.

               (b) Failure by SMSC to comply with its cooperation obligations provided in Section 8.9(c) shall not relieve the Shareholders' indemnification obligations under Section 8.9(a) if and to the extent SMSC is able to show that its failure has not materially prejudiced the ability to defend such Tax claim. If and to the extent that SMSC is unable to show that its failure to comply has not materially prejudiced the ability to defend such Tax claim, the indemnification obligations under Section 8.9(a) shall not exist with respect to such Tax claim.

               (c) SMSC shall ensure that (i) the Companies send without undue delay copies of all annual Tax returns and assessments relating to Taxes for (portions of) periods ending on or prior to December 31, 2004 to the Management Shareholders' Representative after their preparation or receipt, and (ii) the Companies notify in writing the Management Shareholders' Representative without undue delay about any announcement or commencement of a Tax audit or about any finding which is made by authorities which may give rise to an indemnity claim or refund obligation under this Section 8.9. In such case, SMSC shall ensure that the Companies grant access to the Shareholders (except for Yazaki and Mr. Erdmann) and their tax advisors to all relevant Tax returns, assessments of Taxes or any other relevant documents relating to Taxes for (portions of) periods ending on or prior to the December 31, 2004. SMSC shall ensure that, at the expense of the Shareholders (except for Yazaki and Mr. Erdmann), the Companies challenge or take all reasonable defensive measures against any Tax return, Tax assessment or any other procedure relating to Taxes, including the filing of amended Tax returns where necessary to make appropriate collateral adjustments or correlative allocations arising from any Tax assessment or other procedure, for (portions of) periods ending on or prior to December 31, 2004, and shall keep the Shareholders (except for Yazaki and Mr. Erdmann) fully informed regarding the progress of any such proceeding. The Shareholders and their representatives shall be entitled to be present at any Tax audit as silent observers without any right to interfere or actively participate in such Tax audit. The restriction contained in the preceding sentence shall not apply to Mr. Hetzel as long as he is in the service of any of the Companies.

               (d) SMSC shall ensure that the Companies file all Tax returns for (portions) of periods ending on or prior to December 31, 2004 as instructed by the Management Shareholders' Representative provided that the Management Shareholders' Representative can demonstrate that such instructions comply with applicable laws and regulations.

               (e) Up to a maximum aggregate amount of 25 % of the Initial Consideration, any refund of Taxes for (portions of) periods ending on or prior to December 31, 2004 exceeding the sum of (i) the aggregate amount of Tax claims (excluding deferred Tax assets (aktive latente Steuern)) shown in the Management Accounts and (ii) any Taxes caused by the Tax refunds, shall be paid by SMSC to the Shareholders (except for Yazaki and Mr. Erdmann) after all Taxes of the Companies relating to (portions of) periods ending on or prior to 31 December 2004 have become finally binding and non-appealable or, in the sole discretion of SMSC, prior to such date. If the Shareholders (except for Yazaki and Mr. Erdmann) have, in a case of a Tax indemnification under this Section 8.9, completely fulfilled their obligation to indemnify and hold harmless SMSC or one of the Companies by making a respective payment, and the indemnified Tax is thereafter finally and non-appealably refunded to SMSC or one of the Companies, SMSC shall re-pay the amount of such refunded Tax to the indemnifying Shareholders, even if not all Taxes of the Companies relating to (portions of) periods ending on or prior to December 31, 2004 have become final and non-appealable. Section 8.6(c) shall apply mutatis mutandis to any payments to be made to the Shareholders under this Section 8.9(e). The claims of the Shareholders under this Section 8.9(e) shall bear interest at a rate of 4 % above the base interest rate (Basiszinssatz) within Section 247 of the German Civil Code. Interest shall start to run ten (10) Business Days after the receipt of the respective Tax refund.

               (f) To the extent SMSC or the Companies obtain a Tax benefit within the meaning of Section 8.9(a)(ii) which has not reduced an indemnity payment under Section 8.9(a) solely for the reason that such Tax benefit is obtained after the indemnity payment has already been made SMSC shall be obliged to pay to the Shareholders in proportion to the figures set out in Section 8.6(c)(ii) such benefit provided that it does not exceed the amount of the indemnity payment made under Section 8.9(a).

               (g) Any payment to be made under this Section 8.9 by the Shareholders shall become payable ten (10) Business Days after the Shareholders have received a notification including an exact calculation in writing from SMSC, but not prior to the date at which the Taxes have become due and payable under applicable law.

               (h) Any and all claims against the Shareholders  pursuant to this
Section 8.9 shall become time-barred for each Tax upon the expiration of a period of six months after the date on which the assessment concerning the respective Tax has become finally binding and non-appealable. Any and all claims against SMSC pursuant to this Section 8.9 shall become time-barred six months after the date on which the assessment concerning the respective Tax has become finally binding and non-appealable, but not prior to the Management Shareholders' Representative's notification pursuant to Section 8.9(c). For the avoidance of doubt, the limitation provisions contained in Sections 8.6 (d) and
(e) shall not apply to the Tax indemnity pursuant to this Section 8.9.

               SECTION 8.10 IP Indemnity.

               (a) The Shareholders (except for Yazaki and Mr. Erdmann) shall indemnify SMSC and, at the request of SMSC, SMSC Germany and/or the respective Company, from and against all Losses (thereby putting SMSC and, at the request of SMSC, SMSC Germany and/or the respective entity of the OASIS Group, in the financial position in which they would have been had the relevant event not occurred (Geldersatz)), which they may incur as a result of

               (i) the use or exploitation of any Intellectual Property or the conduct and operations of the business in the manner currently conducted by the Companies or as conducted by the Companies at any time in the past, or the provision of services therein, infringing upon, violating or conflicting, or having infringed upon or violated in the past five (5) years, in any way any Intellectual Property of any third party; provided that this shall not apply to any actual or possible infringements, violations or conflicts disclosed in Exhibit 6.9(f) and/or Exhibit 6.9(i); and

               (ii) any of the Companies misappropriating or misusing on the date hereof or having in the past five (5) years misappropriated or misused any third party Trade Secrets.

               (b) The Parties agree that Sections 8.3 and 8.4 shall apply mutatis mutandis to claims pursuant to this Section 8.10. In particular the statutory obligation regarding mitigation of damage (Schadensminderungspflicht) and the statutory rules regarding the set-off of benefits (Vorteilsausgleichung) shall apply. For the avoidance of doubt, the provisions contained in the second sentence of Section 8.5 and in Section 8.6 shall apply to the specific indemnity pursuant to this Section 8.10.

               (c) Claims based on this Section 8.10 shall become time-barred on the third (3rd) anniversary of the date hereof.

               (d) If and to the extent that SMSC, SMSC Germany or any of the Companies has been indemnified from and against any Losses by the Shareholders under this Section 8.10, the same Losses shall not be recoverable under Section
8.3 in connection with the first sentence of Section 6.9(i) or the fourth sentence of Section 6.9(k), as the case may be. If and to the extent that SMSC, SMSC Germany or any of the Companies has been indemnified from and against any Losses by the Shareholders under Section 8.3 in connection with the first sentence of Section 6.9(i) or the fourth sentence of Section 6.9(k), as the case may be, the same Losses shall not be recoverable pursuant to this Section 8.10.

               SECTION 8.11 Sardis Indemnity.

               (a) Except for (i) the fees and expenses already paid to Sardis by OASIS prior to the date hereof and (ii) the fees and expenses payable by OASIS under the final invoice of Sardis delivered by the Shareholders pursuant to Section 5.2(a)(iv), the Shareholders (except for Yazaki and Mr. Erdmann) shall pay to SMSC or, at the request of SMSC, to SMSC Germany or to any of the Companies, an amount necessary to indemnify and hold harmless SMSC, SMSC Germany and/or the respective Company from and against any liability whatsoever vis-a-vis Sardis arising out of or in connection with the agreements between OASIS and Sardis dated March 1, 2004 and July 5, 2004.

               (b) For the avoidance of doubt, the provisions contained in the second sentence of Section 8.5 and in Section 8.6 shall apply to the specific indemnity pursuant to this Section 8.11. Claims based on this Section 8.11 shall become time-barred on the third (3rd) anniversary of the date hereof.

               (c) Section 8.3(c) shall apply mutatis mutandis.

               SECTION 8.12 Indemnification by SMSC and SMSC Germany.

               (a) If any of the representations and warranties made by SMSC or SMSC Germany in this Agreement is partially or wholly incorrect, SMSC shall indemnify and hold harmless the Shareholders from and against Losses resulting from or arising out of any such incorrectness thereby putting the Shareholders in the position in which they would have been had such representations and
warranties  been  correct.   In  determining  the  amount  of  the  Losses,  the
limitations set forth in Sections 8.3(a) and 8.6(e) shall apply mutatis mutandis. Such indemnification shall be irrespective of any fault (Verschulden) on the part of SMSC or SMSC Germany.

               (b) The representations and warranties set forth in Article VII above shall, unless timely notified prior to their expiration date, be time-barred (verjahren) eighteen (18) months after the date hereof.

               SECTION 8.13 Exclusion of Further Remedies.

               (a) The Parties agree that the rights and remedies which a Party may have with respect to a breach of a representation and warranty contained in Articles VI and/or VII are limited to the rights and remedies explicitly contained in this Agreement.

               (b) With the  exception of the claims  expressly  provided for in this Agreement, any and all other rights, remedies and claims of the Parties as a result of any incorrectness of any of the representations and warranties contained in Articles VI and/or VII or any defects (Mangel), in particular defects of quality or legal defects of the OASIS Shares, the Consideration Shares, the Companies, SMSC or SMSC Germany, and any and all rights and claims of any Party against any other Party or such other Party's representatives, agents or advisers under or in connection with the run-up to, negotiation or preparation of this Agreement shall be excluded. This shall apply irrespective of the legal basis of such claims or rights. In particular, any and all rights and remedies under statutory representations and warranties (Sections 434 et seq. of the German Civil Code), statutory, contractual or pre-contractual obligations (Sections 280 to 282, 311, 323 et seq. of the German Civil Code), frustration of contract (Section 313 of the German Civil Code) or tort (Sections 823 et seq. of the German Civil Code), which the Parties may otherwise have against the other Party in connection with this Agreement or the transactions contemplated hereby, shall be excluded. Furthermore, neither SMSC nor SMSC
Germany nor any of the Shareholders shall have any rights of rescission (Rucktritt), avoidance (Anfechtung) or any other form of reversal (Ruckabwicklung) or termination of this Agreement, nor any claims against each other or their representatives, agents and/or advisers as a result of any mistake (Irrtum) about (or as a result of any disturbance (Storung) or disappearance (Wegfall) of) the basis of the transaction (Geschaftsgrundlage), as a result of a breach of pre-contractual duties (Section 241(2) in conjunction with Section 311(2) of the German Civil Code) or as a result of positive breach of contract (positive Vertragsverletzung), except as otherwise expressly provided for in this Agreement.

               SECTION 8.14 Willful Default.

               The exclusions and limitations of rights and remedies pursuant to this Article VIII shall not apply in cases of willful deceit (arglistige Tauschung) or in cases of willful misconduct (Vorsatz). If any claim is made against a Shareholder, such Shareholder shall not bring a corresponding reimbursement claim against any Company or any director or employee of any Company on the basis that he had relied on any confirmation or information provided by them before agreeing to any terms of this Agreement; provided that the foregoing shall not apply in cases of, willful deceit or willful misconduct by the relevant Company or director or employee of the relevant Company.


                                   ARTICLE IX
                                   ----------

                                   COVENANTS
                                   ---------

               SECTION 9.1 Cooperation.

               After the date hereof, to the extent legally permitted, SMSC, SMSC Germany and the Shareholders shall, and SMSC shall cause the Companies to, provide each other with such assistance (including making employees available to such Party to a reasonable extent during regular business hours) at the expense of the requesting Party as may reasonably be requested by such Party in connection with the preparation of any Tax return, any Tax audit, or any judicial, administrative or arbitral proceeding or determination relating to liability for Taxes of SMSC, SMSC Germany, the Shareholders or the Companies. SMSC, SMSC Germany and the Shareholders shall treat all information obtained pursuant to this Section 9.1 as confidential except to the extent that disclosure thereof (i) is necessary for attainment of the purpose for which such information was obtained or (ii) is required by law or by order of any court.

               SECTION   9.2   Undertaking   not  to  Compete  or  Hire   Staff;
Non-Solicitation of Customers.

               (a) Messrs. Hetzel, Heck, Klos, Winkelmann and Buhrer and OSS LLC hereby undertake, for a period extending from the date hereof to the third (3rd) anniversary of such date, not to engage, either directly or indirectly, personally or through other individuals or entities, in any activity which competes with that of any of the Companies in their product and geographic areas of business conducted as of the date hereof (as identified by the Companies' sales-breakdown by country in the last eighteen (18) months prior to the date hereof) or envisaged as of the date hereof to be conducted in the future (insofar as the Companies had already undertaken investments in such future business); provided that none of the Shareholders shall be prevented from holding shares in any publicly listed company for investment purposes only (i.e., the mere holding of shares). The Parties agree that any holding of shares exceeding 5% of any class of shares in any publicly listed company is deemed to be a strategic investment (i.e., not for investment purposes only). The restrictions contained in this Section 9.2(a) shall, inter alia, include a prohibition on being a controlling shareholder, controlling partner or being involved in any other controlling manner in any entity or enterprise which is involved in a restricted activity as aforesaid during the aforesaid three-year non-competition period. In the event that any of the aforesaid provisions of this Section 9.2 are held by a court with proper jurisdiction to be partially invalid as exceeding legal limits, such provisions shall be reduced to their legally authorized maximum limit. In the event that any of the aforesaid provisions of this Section 9.2 is so held to be totally invalid, then the provisions of Section 10.3 below shall be applicable.

               (b) Each of Messrs. Hetzel, Heck, Klos, Winkelmann and Buhrer, OSS LLC, DEWB and Yazaki hereby undertake, for a period extending from the date hereof to the third (3rd) anniversary of such date, (i) not to solicit (abwerben), directly or indirectly, personally or through other individuals or entities, any member of the Staff of any of the Companies or any consultant of any of the Companies with the result that such member of the Staff is subsequently employed or that such consultant is subsequently engaged by them or by a third party without the consent of SMSC and (ii) not to employ or engage the services of any member of the Staff of any of the Companies or any consultant engaged by any of the Companies; provided that this Section 9.2(b) shall only apply with respect to persons who are employed or engaged by any of the Companies in a capacity other than purely secretarial.

               (c) Messrs. Hetzel, Heck, Klos, Winkelmann and Buhrer and OSS LLC hereby undertake, for a period extending from the date hereof to the third (3rd) anniversary of such date, not to solicit any clients or customers of any of the Companies (with respect to products or services that compete with those offered by the Companies) or endeavor to entice away from any Company any person who is, or has at any time during the past two years been, a client or customer of any of the Companies.

               (d) Should a  Shareholder  which is subject to the  provisions of
Section 9.2(a) or 9.2(b) not comply with such provision, such Shareholder shall be liable to SMSC for payment of liquidated damages (pauschalierter Schadensersatz) in the amount of USD 250,000 for each case of non-compliance; provided, however, that with respect to Section 9.2(b), Yazaki shall only be liable for liquidated damages, if it fails to show that it instructed periodically (i.e., every six months) the human resources department of Yazaki and its subsidiaries in Europe, Japan and North America to comply with Section 9.2(b). The obligation to pay such liquidated damages shall be in lieu of any claims for actual damages (Schadensersatzanspruche) with respect to such non-compliance. Should a Shareholder who is subject to the provision of Section 9.2(c) not comply with such provision, such Shareholder shall be liable to SMSC for payment of actual damages (Schadensersatz) incurred by SMSC, SMSC Germany and/or any of the Companies. Any other claims (e.g., claims for performance (Erfullungsanspruche)) against the non-complying Shareholder with respect to such non-compliance shall not be excluded. Section 8.3(c) shall apply mutatis mutandis.

               SECTION 9.3 Publicity; Disclosure; Confidentiality.

               (a) The Parties shall make no press release or similar public announcement with respect to this Agreement and/or the transactions contemplated herein and shall keep confidential and not disclose or transmit copies of this Agreement to any third party, including shareholders or members of the Shareholders (in particular to members of OSS LLC), the contents of this Agreement and any confidential information disclosed to it in connection with this Agreement or its implementation, except as expressly agreed upon by all Parties and upon such third party executing a confidentiality agreement reasonably acceptable to SMSC; provided, however, that nothing herein shall prevent any Party from making any disclosures or statements (i) required by law or rules of any stock exchange, in particular, SMSC's disclosure obligations under U.S. securities laws, or (ii) with respect to information that has been or become part of the public domain other than by default of the Shareholders. SMSC shall announce the execution of this Agreement in accordance with all applicable securities laws and stock exchange regulations.

               (b) The Shareholders shall keep secret and strictly confidential all information relating to the Companies and their businesses regardless of the manner of acquisition and of whether such information has been given verbally, in writing or otherwise (e.g., in the form of drawings, photographs or equipment) (Betriebs- und Geschaftsgeheimnisse) (the "Business Information"). In particular, the Shareholders (i) shall not divulge to third parties any Business Information; (ii) shall disclose Business Information only to legal and Tax advisers who are under a professional duty to maintain secrecy and need to know the Business Information in order to make decision making by the Shareholders possible; and (iii) shall neither directly nor indirectly exploit Business Information on a commercial basis and shall make no use of Business Information unless otherwise agreed to in writing by SMSC. The obligations in this Section 9.3(b) shall not apply to any Business Information that can be proved (i) to have been disclosed to the Shareholders in their capacity as members of the corporate bodies (Organmitglieder) or employees of any of the Companies (in which case the confidentiality obligation pursuant to the relevant service agreement or employment agreement shall apply), (ii) to have been or become part of the public domain other than by default of the Shareholders, or (iii) to have come to the knowledge of the Shareholders after the date hereof and not to have been acquired by the Shareholders from sources under obligation of secrecy to SMSC or the Companies.

               SECTION 9.4 Obligations of the Shareholders concerning IP Rights.

               Messrs. Hetzel, Heck, Klos, Winkelmann and Buhrer and OSS LLC hereby agree (i) to waive all claims to royalty payments for the use of (and to remuneration or compensation, irrespective of whether such compensation shall be paid on a statutory or contractual basis, for inventions relating to) any Intellectual Property which is (x) owned by any of such Shareholders and (y) based on developments or inventions made by such Shareholder prior to the date hereof, and (ii) not to exercise any infringement claims against SMSC or any of its Affiliates or any of the Companies with respect to such Intellectual Property as from the date hereof. Messrs. Hetzel, Heck, Klos, Winkelmann and Buhrer and OSS LLC acknowledge and agree that the Initial Consideration and the Contingent Consideration represent adequate compensation for the aforementioned undertakings. The Parties agree that the rights and obligations of Messrs. Hetzel, Heck, Klos, Winkelmann and Buhrer with respect to developments or inventions made by such Shareholder during their employment or service with any of the Companies after the date hereof shall be exclusively governed by the relevant employment agreements and service agreements, to the extent permitted by applicable law.

               SECTION 9.5 Employee Matters.

               SMSC shall,  and shall  cause its  Affiliates  to,  credit to the employees of INC under all employee benefit plans, employee benefit arrangements, and employee compensation policies and practices of SMSC and its Affiliates, all prior service recognized by INC with respect to such employees before the date hereof, except with respect to SMSC's severance plan. SMSC shall, and shall cause its Affiliates to, waive all pre-existing condition exclusions with respect to any group health plans maintained for the benefit of employees of SMSC and its Affiliates, if and to the extent (i) such benefits are offered by SMSC to the members of Staff of INC, (ii) such pre-existing condition requirements were satisfied before the date hereof under INC's group health plan, and (iii) SMSC is able to obtain the waiver of such conditions from any insurance carrier. SMSC shall provide that each such employee shall be given credit for all deductible payments and co-payments paid by such employee under INC's group health plan before the date hereof during the current year, if and to the extent SMSC is able to obtain the approval of such conditions from any insurance carrier.


                                   ARTICLE X
                                   ---------

                               GENERAL PROVISIONS
                               ------------------

               SECTION 10.1 Investigations.

               Subject to Section 8.3(b) all representations and warranties made in this Agreement shall be deemed to have been relied upon by the Shareholders and SMSC, as the case may be, regardless of any investigation made by or on behalf of SMSC or the Shareholders, as the case may be. Section 377 of the German Commercial Code shall not apply.

               SECTION 10.2 Substitution and Assignment.

               This Agreement and any rights and obligations hereunder cannot be assigned or pledged by any Party hereto without the prior written consent of all other Parties. However, SMSC may assign all (but not part only) of its rights (but not all or any of its obligations) under this Agreement to any Affiliate of SMSC; provided that such assignment occurs subject to the condition subsequent (auflosende Bedingung) of the assignee ceasing to be an Affiliate of SMSC and that the assignor may not further assign any rights so assigned. No such assignment shall relieve SMSC of its obligations hereunder.

               SECTION 10.3 Severability.

               If any provision of this Agreement is held to be invalid or unenforceable in whole or in part, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby. In such event, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

               SECTION 10.4 Notices and Communications.

               All notices and communications provided for herein shall be deemed to have been duly given only if made in writing, in the English language and if delivered to the following addresses:

               If to SMSC, to:

                           SMSC
                           Attn. General Counsel
                           80 Arkay Drive
                           Hauppauge, New York 11788, U.S.A.

                           With a copy to:

                           SMSC
                           Attn. Chief Executive Officer
                           80 Arkay Drive,
                           Hauppauge, New York 11788, U.S.A.

               If to SMSC Germany, to:

                           SMSC GmbH
                           Geschaftsfuhrung
                           Munchner Str. 7,
                           83607 Holzkirchen, Germany

                           With a copy to:

                           SMSC
                           Attn. General Counsel
                           80 Arkay Drive
                           Hauppauge, New York 11788, U.S.A.

                           and

                           SMSC
                           Attn. Chief Executive Officer
                           80 Arkay Drive,
                           Hauppauge, New York 11788, U.S.A.

               If to Messrs. Hetzel, Heck, Klos, Winkelmann and Buhrer, to:

                           the Management Shareholders' Representative
                           Mr Herbert Hetzel
                           Pfarrwingert 18
                           76889 Schweigen-Rechtenbach, Germany

               If to OSS LLC, to:

                           Mr. David J. Knapp
                           OASIS SiliconSystems, Inc.
                           1120 South Capital of Texas Highway
                           Building 2, Suite 100
                           Austin, Texas 78746, U.S.A.

               If to Yazaki, to:

                           Yazaki Corporation
                           Y-City World Headquarters
                           1500 Mishuku, Susono
                           Shizuoka-ken, 4101194
                           Japan

                           Attn.: Koji Yoshinami

               If to Mr. Erdmann, to:

                           Mr Dietrich Erdmann
                           Renggstrasse 36
                           6052 Hergiswil, Switzerland

               If to DEWB, to:

                           DEWB AG
                           Attn. Bertram Koehler
                           Carl-Zeiss-Platz 16
                           07743 Jena, Germany

                           With a copy to:

                           DEWB AG
                           Attn. Sabine Ahlers, Vorstand
                           Carl-Zeiss-Platz 16
                           07743 Jena, Germany

               and if made in the following manner: (i) hand delivery against a receipt signed and dated by the addressee, (ii) registered mail with return receipt requested, or (iii) overnight courier.

               SECTION 10.5 Costs and Expenses.

               Except as otherwise provided herein, each Party shall bear its own expenses (including all fees and expenses of its representatives, counsel, accountants and consultants) incurred by it in connection with the preparation and consummation of this Agreement, the agreements referred to herein and the transactions contemplated herein; it being expressly understood that any fees and expenses payable to Sardis (other than (i) the fees and expenses already paid to Sardis by OASIS prior to the date hereof and (ii) the fees and expenses due and payable by OASIS under the final invoice of Sardis delivered by the Shareholders pursuant to Section 5.2(a)(iv)), if any, and to any other advisors of any Company in connection with the preparation and consummation of this Agreement, shall be exclusively borne by the Shareholders. SMSC and SMSC Germany shall bear any transfer taxes incurred in connection with this Agreement or its implementation.

               SECTION 10.6 Governing Law.

               This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Federal Republic of Germany, excluding conflict of laws provisions.

               SECTION 10.7 Management Shareholders' Representative.

               (a) In order to enable SMSC and SMSC Germany to deliver notices, communications and declarations of will at any time to each of Messrs. Hetzel, Heck, Klos, Winkelmann and Buhrer, each of Messrs. Hetzel, Heck, Klos,
Winkelmann and Buhrer hereby irrevocably appoint Mr. Herbert Hetzel (the "Management Shareholders' Representative") as their joint representative (Bevollmachtigter) for the receipt (Empfang), service (Zustellung) and giving (Abgabe) of all notices, communications and declarations of will, as well as for all arbitration-related documents, which relate to or are connected with this Agreement and/or its implementation. The Management Shareholders' Representative hereby consents to such appointment.

               (b) In case SMSC or SMSC Germany receives any notices, communications and declarations of will from both the Management Shareholders' Representative and any of Messrs. Heck, Klos, Winkelmann and Buhrer, it shall be entitled to rely solely upon any communications or writings given or executed by the Management Shareholders' Representative.

               (c) The appointment of the Management Shareholders' Representative pursuant to Section 10.7(a) above shall only terminate upon the appointment of another Management Shareholders' Representative domiciled in Germany, which appointment needs to be notified to, and approved in writing by, SMSC, which approval shall not unreasonably be withheld.

               (d) If SMSC has notified the Management Shareholders' Representative of an alleged claim under or in connection with this Agreement which is asserted against the Management Shareholders' Representative and the Parties represented by him pursuant to Section 10.7(a), the Management Shareholders' Representative and SMSC shall attempt in good faith (nach Treu und Glauben) to reach agreement on the disputed matter within a period of three (3) weeks from the date of receipt by the Management Shareholders' Representative of the relevant notification. To the extent that agreement with regard to this matter can be reached, it shall become binding upon the relevant Parties by execution of a written agreement to this effect duly signed by SMSC on the one part and the Management Shareholders' Representative (acting in his own name and on behalf of the Parties represented by him) on the other part. If in respect of a claim asserted under Articles VI or VIII agreement with regard to this matter cannot be reached and the three-week period referred to in the first sentence of this Section 10.7(d) expires during the last three weeks of the limitation period applicable to the relevant claim under this Agreement, the period of limitation with regard to that claim shall be extended by such three-week period if SMSC or SMSC Germany would otherwise be precluded from bringing its claim.

               SECTION 10.8 Entire Agreement; Amendments and Waivers.

               (a) This Agreement (including all Exhibits hereto) contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto.

               (b) This Agreement (including this Section 10.8(b)) may be amended or supplemented only if such amendment or supplementation is made in writing executed by all Parties to this Agreement and explicitly refers to this Agreement. Waivers of any rights under this Agreement shall be valid and binding only if made in writing.

               (c) The Parties hereby agree that the form of execution of this Agreement does not have to comply with the requirements of unity of the deed (Einheitlichkeit der Urkunde) pursuant to Sections 126 and 127 of the German Civil Code.

               SECTION 10.9 Set-off; Retention.

               SMSC's and SMSC Germany's right of set-off (Aufrechnung), retention (Zuruckbehaltung) or other refusal of performance (Leistungsverweigerung) with regard to the obligation to pay the Initial Consideration and/or the Contingent Consideration (including, for the avoidance of doubt, the Share Consideration) and any interest payable thereon shall be excluded.

               SECTION 10.10 No Benefit to Third Parties.

               Except as otherwise expressly provided in this Agreement, this Agreement shall only grant rights to the Parties and shall not constitute a contract for the benefit of third parties (Vertrag zu Gunsten Dritter) or a contract with protective effect for third parties (Vertrag mit Schutzwirkung fur Dritte).

               SECTION 10.11 Limited Claims of SMSC Germany.

               With the exception of the claims pursuant to Section 2.1, SMSC Germany shall not have any own (eigene) claims against any of the Shareholders under this Agreement. However, any Losses incurred by SMSC Germany are recoverable by SMSC, to the extent SMSC has any indemnification claim (Schadensersatzanspruch) against the Shareholders under this Agreement.

               SECTION 10.12 Joint and Several Liability of SMSC.

               SMSC    hereby    assumes    joint    and    several    liability
(gesamtschuldnerische Haftung) for any and all obligations of SMSC Germany under this Agreement.

               SECTION 10.13 Approval by SMSC.

               In its capacity as sole shareholder of SMSC GmbH, SMSC hereby approves the execution by SMSC GmbH of this Agreement and all related agreements and the performance by SMSC GmbH of all its obligations hereunder.


               Frankfurt, March 30, 2005




               ---------------------------

               Standard  Microsystems  Corporation,
               represented  by  Steven  J. Bilodeau,
               Chairman of the Board, President and Chief Executive Officer




               ---------------------------

               SMSC GmbH,
               represented by Steven J. Bilodeau,
               Managing Director (Geschaftsfuhrer)



               ---------------------------

               Herbert Hetzel



               ---------------------------

               Patrick Heck



               ---------------------------
               Rainer Klos



               ---------------------------

               Matthias Winkelmann



               ---------------------------

               Jorg Buhrer



               ---------------------------

               OSS Holdings LLC,
               represented by David Knapp
               Manager of the Company



               ---------------------------

               Yazaki Corp.
               represented by Mr. John Treanor,
               Attorney-in-fact



               ---------------------------

               Dietrich Erdmann



               ---------------------------

               Deutsche Effecten- und Wechsel-Beteiligungsgesellschaft AG represented by Sabine Ahlers and Bertram Kohler,
               Attorneys-in-fact

                                   ARTICLE XI
                                   ----------

                                  ARBITRATION
                                  -----------

               SECTION 11.1 Arbitration Agreement.

               (a) All disputes arising in connection with this Agreement or its validity shall be finally settled in accordance with the Arbitration Rules of the German Institution of Arbitration (Deutsche Institution fur Schiedsgerichtsbarkeit e.V.) without recourse to the ordinary courts of law.

               (b) The place of arbitration shall be Frankfurt am Main, Germany.
The  arbitral  tribunal  shall  consist  of  three  arbitrators.   The  arbitral
proceedings shall be exclusively conducted in the English language.


               Frankfurt, March 30, 2005





               ---------------------------

               Standard Microsystems Corporation,
               represented by Steven J. Bilodeau,
               Chairman of the Board, President and Chief Executive Officer



               ---------------------------

               SMSC GmbH,
               represented by Steven J. Bilodeau,
               Managing Director (Geschaftsfuhrer)



               ---------------------------

               Herbert Hetzel



               ---------------------------

               Patrick Heck





               ---------------------------

               Rainer Klos



               ---------------------------

               Matthias Winkelmann



               ---------------------------

               Jorg Buhrer



               ---------------------------

               OSS Holdings LLC,
               represented by David Knapp,



               ---------------------------

               Yazaki Corp.
               represented by Mr. John Treanor,
               Attorney-in-fact



               ---------------------------

               Dietrich Erdmann



               ---------------------------

               Deutsche Effecten- und Wechsel-Beteiligungsgesellschaft AG represented by Sabine Ahlers and Bertram Kohler,
               Attorneys-in-fact

                                    Exhibit A
                            Ownership of OASIS Shares



Name of Shareholder        Number of OASIS Shares held            %
===================        ===========================           ===

Herbert Hetzel                          1,759,876                17.59

Patrick Heck                              507,656                 5.08

Rainer Klos                               507,656                 5.08

Matthias Winkelmann                       507,656                 5.08

Jorg Buhrer                               101,531                 1.02

OSS LLC                                 3,384,375                33.84

Yazaki                                    356,250                 3.56

Dietrich Erdmann                        1,125,000                11.25

DEWB                                    1,750,000                17.50
----------------------------------------------------------------------
               Total:                  10,000,000               100.00
----------------------------------------------------------------------